                                                                 EXHIBIT 10.42

                         SINGLE TENANT INDUSTRIAL LEASE



                                Effective Date:  January 7, 1997
                                (The date set forth below Landlord's signature.)

                                BASIC LEASE INFORMATION

Landlord:                       CATELLUS DEVELOPMENT CORPORATION, a Delaware
                                corporation

Landlord's Address
        For Notice:             1065 N. PacifiCenter Drive, Suite 200
                                Anaheim, CA 92806
                                Attn: Asset Management
                                Telephone: (714) 630-8100
                                Fax: (714) 237-7425
Landlord's Address
          For Payment of Rent:  File #53694
                                Los Angeles, CA 90074-3694

Tenant:                         PAIRGAIN TECHNOLOGIES, INC., a Delaware
                                corporation

Tenant's Address
          For Notice:           14402 Franklin Ave.
                                Tustin, CA 92680-7013
                                Attn: Rob Price, Controller
                                Telephone: 714-730-2916
                                Fax:  714-832-9924

Project:                        Franklin Building

Building:                       Approximately 65,910 rentable square feet as
                                shown in Exhibit A.

Building Address:
          Street:               14352 Franklin Ave.
          City and State:       Tustin, CA
          Lot:                  The tax parcel on which the Building is located.

Term:                           Ninety-six (96) months

Commencement Date:              January 1, 1997

Base Rent Per Month:            January 1, 1997 - December 31, 1998    Thirty Thousand Three
                                                                       Hundred Eighteen Dollars
                                                                       ($30,318.00), provided
                                                                       however that the rent for
                                                                       months one (1) and two (2)
                                                                       shall be conditionally abated
                                                                       as set forth in the
                                                                       Addendum

                                January 1, 1999 - December 31, 2000    Thirty Two Thousand Seven
                                                                       Hundred Fifty Seven Dollars
                                                                       ($32,757.00)

                                January 1, 2001 - December 31, 2002    Thirty Five Thousand Four
                                                                       Hundred Fifty Nine Dollars
                                                                       ($35,459.00)

                                       (i)

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

                            January 1, 2003 - December 31, 2004    Thirty Eight Thousand Three
                                                                   Hundred Fifty Nine Dollars
                                                                   ($38,359.00)

Security Deposit:           Seventy Five Thousand Three Hundred Eighteen Dollars
                            ($75,318.00) of which Thirty Thousand Three Hundred
                            Eighteen Dollars ($30,318.00) shall be in cash, and of which Forty Five Thousand Dollars shall be in the form of an irrevocable standby letter of credit issued from a financially sound financial institution reasonably satisfactory to Landlord.
                            (See Addendum for additional provisions concerning the Letter of Credit.)

Broker: Landlord shall pay a brokerage commission in connection with this Lease to The Grubb & Ellis Company (Byron Ward and Kevin Turner for Landlord, and Gary Allen for Tenant) pursuant to the listing agreement executed between Grubb & Ellis and Landlord.

Lease Year:                 Shall refer to each three hundred sixty-five (365)
                            day period during the Term commencing on the Commencement Date and on each anniversary thereof.

Permitted Uses:             General office, engineering, assembly and storage
                            for communication equipment and related uses, and no other uses shall be permitted without the prior written consent of Landlord.

EXHIBITS

  A   -   Building/Lot - Premises
  B   -   Work Letter
  B-1 -   Space Plan
  C   -   Commencement Date Memorandum
  D   -   Insurance Certificate
  E   -   Prohibited Uses

  G   -   Estoppel Certificate
  H   -   Sample Form of Acceptable Subordination, Non-Disturbance, and
          Attornment Agreement
  I   -   Drawing of Acceptable Industrial / Office Configuration at Lease
          Termination
  J   -   Landlord Requirements for Improvements or Alterations by Tenant

       The Basic Lease Information set forth above and the Exhibits attached hereto are incorporated into and made a part of the following Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the provisions of the Lease, the latter shall control.

  LANDLORD (________)     AND TENANT (_______) AGREE.
             initial                  initial



                                      (ii)

                                    Table of Contents

                                                                        Page
                                                                        ----
  1.    PREMISES...........................................................1
        1.1   Premises.....................................................1
        1.2   Reserved Rights..............................................1

  2.    TERM...............................................................1
        2.1   Commencement Date............................................1
        2.2   Possession...................................................1

  3.    RENT...............................................................1
        3.1   Rent.........................................................1
        3.2   Late Charge and Interest.....................................1
        3.3   Security Deposit.............................................2

  4.    UTILITIES..........................................................2

  5.    TAXES..............................................................2
        5.1   Real Property Taxes..........................................2
        5.2   Personal Property Taxes......................................3

  6.    TRIPLE NET LEASE...................................................3

  7.    INSURANCE..........................................................3
        7.1   Landlord.....................................................3
        7.2   Tenant.......................................................3
        7.3   General......................................................4
        7.4   Indemnity....................................................4
        7.5   Exemption of Landlord from Liability.........................4

  8.    REPAIRS AND MAINTENANCE............................................5
        8.1   Landlord.....................................................5
        8.2   Tenant.......................................................5

  9.    ALTERATIONS........................................................5
        9.1 Trade Fixtures; Alterations....................................5
        9.2 Damage; Removal................................................5
        9.3 Liens..........................................................6

10.     USE................................................................6

11.     ENVIRONMENTAL MATTERS..............................................6
        11.1 Hazardous Materials...........................................6
        11.2 Indemnification...............................................7

12.     DAMAGE AND DESTRUCTION.............................................7
        12.1 Casualty......................................................7
        12.2 Tenant's Fault................................................8
        12.3 Uninsured Casualty............................................8
        12.4 Waiver                                                        8

13.     EMINENT DOMAIN.....................................................8
        13.1 Total Condemnation............................................8
        13.2 Partial Condemnation..........................................8
        13.3 Award.........................................................8
        13.4 Temporary Condemnation........................................9

14.     DEFAULT............................................................9
        14.1 Events of Defaults............................................9
        14.2 Remedies......................................................9
        14.3 Cumulative...................................................10



                                      (iii)

15.     ASSIGNMENT AND SUBLETTING.........................................10
        15.1 No Assignment or Subletting Without Landlord's Consent.......10
        15.2 Exception for Related Entity Assignment......................11

16.     ESTOPPEL, ATTORNMENT AND SUBORDINATION............................11
        16.1 Estoppel.....................................................11
        16.2 Subordination................................................11
        16.3 Attornment...................................................11

17.     MISCELLANEOUS.....................................................11
        17.1   General....................................................11
        17.2   Signs......................................................12
        17.3   Waiver.....................................................12
        17.4   Financial Statements.......................................12
        17.5   Limitation of Liability....................................12
        17.6   Notices....................................................13
        17.7   Brokerage Commission.......................................13
        17.8   Authorization..............................................13
        17.9   Holding Over; Surrender....................................13
        17.10  Joint and Several..........................................13
        17.11  Covenants and Conditions...................................13
        17.12  Addenda....................................................13


                                      (iv)

1.   PREMISES.

     1.1 Premises. Landlord hereby leases to Tenant the Building and that portion of the Lot (or all thereof if the Building constitutes the material improvement thereon) upon which the same is situated (hereinafter collectively referred to as the "Premises")as shown on Exhibit A attached hereto.

     1.2 Reserved Rights. Landlord reserves the right to enter the Premises upon reasonable notice to Tenant (except in case of an emergency) and/or to undertake the following: inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; grant easements on the Project, dedicate for public use portions thereof and record covenants, conditions and restrictions ("CC&R's") affecting the Project and/or amendments to existing CC&R's which do not unreasonably interfere with Tenant's use of the Premises; change the name of the Project; and, during the last FIVE (5) months of the INITIAL
Term, show the Premises to prospective tenants. IN THE EVENT TENANT EXERCISES ITS OPTION TO EXTEND AS PROVIDED IN THE ADDENDUM, LANDLORD RESERVES THE RIGHT DURING THE LAST NINE (9) MONTHS OF THE EXTENSION TERM TO ENTER THE PREMISES UPON REASONABLE NOTICE TO

2.   TERM.                              ON THE COMMENCEMENT DATE SET FORTH
                                        IN THE BASIC LEASE INFORMATION

     2.1 Commencement Date. The Term of the Lease shall commence ("Commencement Date") and the Lease shall continue in full force and effect for the period of time specified as the Term or until this Lease is terminated as otherwise provided herein. Tenant shall, upon demand after delivery of the Premises to Tenant, execute and deliver to Landlord a Commencement Date Memorandum in the form attached hereto as Exhibit C acknowledging (i) the Commencement Date, and
(ii) Tenant's acceptance of the Premises.

3.   RENT.

     3.1 Rent. Tenant shall pay to Landlord, at Landlord's Address for Payment of Rent designated in the Basic Lease Information, or at such other address as Landlord may from time to time designate in writing to Tenant for the payment of Rent, the Base Rent, without notice, demand, offset or deduction, in advance, on the first day of each calendar month. Upon the execution of this Lease, Tenant shall pay to Landlord the first month's Base Rent. If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on a per diem basis with respect to the portion of the first month and/or last month within the Term. All sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder, whether or not such sums are designated "additional rent." The term "Rent" means the Base Rent and all additional rent payable hereunder.

    3.2 Late Charge and Interest. The late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs and processing and accounting expenses and increased debt service ("Delinquency Costs"). If Landlord has not received any installment of Rent within five (5) days after such amount is due, Tenant shall pay a late charge of SIX PERCENT (6%) of the delinquent amount, which is agreed to represent a reasonable estimate of the Delinquency Costs incurred by Landlord. In addition, IF AND ONLY IF LANDLORD COMMENCES A LEGAL PROCEEDING TO ENFORCE THIS LEASE, all such delinquent amounts shall bear interest from the date such amount was due until paid in full at a rate per annum ("Applicable Interest Rate") equal to the lesser of (a) the maximum interest rate permitted by law or (b) five percent (5%) above the rate publicly announced by Bank of America, N.A. (or if Bank of America, N.A. ceases to exist, the largest bank then headquartered in the State of California ("Bank") as its "Reference Rate." If the use of the announced Reference Rate is discontinued by the Bank, then the term Reference Rate shall mean the announced rate charged by the Bank which is, from time


                                       1.

to time, substituted for the Reference Rate. Landlord and Tenant recognize that the damage which Landlord shall suffer as a result of Tenant's failure to pay such amounts is difficult to ascertain and said late charge and interest are the best estimate of the damage which Landlord shall suffer in the event of late payment. If a late charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then the Rent shall automatically become due and payable quarterly in advance.

     3.3 Security Deposit. Upon the execution of this Lease, Tenant shall pay to Landlord the Security Deposit. The Security Deposit shall secure the full and faithful performance of each provision of this Lease to be performed by Tenant. Landlord shall not be required to pay interest on the Security Deposit or to keep the Security Deposit separate from Landlord's own funds. If Tenant fails to perform fully and timely all or any of Tenant's covenants and obligations hereunder, Landlord may, but without obligation, apply all or any portion of the Security Deposit toward fulfillment of Tenant's unperformed covenants and/or obligations. If Landlord does so apply any portion of the Security Deposit, Tenant shall immediately pay Landlord sufficient cash to restore the Security Deposit to the SUM OF (i) THE amount of the then current Base Rent per month, PLUS (ii) THE FORTY FIVE THOUSAND DOLLARS ($45,000) LETTER OF CREDIT REFERRED TO IN THE BASIC LEASE INFORMATION AND AS FURTHER SPECIFIED IN THE ADDENDUM ATTACHED HERETO. Upon any increase in Base Rent, Landlord may require the Security Deposit to be increased by the amount of the increase in Base Rent per month. After Tenant vacates the Premises, upon the expiration or sooner termination of this Lease, if Tenant is not then in default, Landlord shall return to Tenant any unapplied balance of the Security Deposit.

4. UTILITIES. Tenant shall make all arrangements for and shall pay all charges for heat, water, gas, electricity, telephone and any other utilities used on or provided to the Premises including, without limitation, paying any deposits and "hook up charges." Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute constructive eviction or grounds for rental abatement.

5.   TAXES.

     5.1 Real Property Taxes. Landlord shall pay to the proper taxing authorities as the same become due all Real Property Taxes applicable to the Premises, subject to reimbursement by Tenant as provided below. The term "Real Property Taxes" shall be the sum of the following: all real property taxes, possessory-interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit and traffic charges, housing fund assessments, open space charges, child care fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the Premises (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any Rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with the costs and expenses (including attorneys and expert witness fees and costs) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate or inheritance tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord.

          5.1.1 Reimbursement By Tenant. Tenant shall pay to Landlord an amount equal to the Real Property Taxes then due within fifteen (15) days after delivery to Tenant by Landlord of an invoice for the same. Landlord may, at Landlord's option, deliver statements from different taxing authorities at different times or deliver all such statements at one time. In addition, Landlord may elect to collect such Real Property Taxes from Tenant in advance, on a monthly or quarterly basis, based upon Landlord's reasonable estimate of such Real Property Taxes. If the amount of monthly or quarterly payments for estimated Real Property Taxes received by Landlord from Tenant is more or less than the actual Real Property Taxes due, an appropriate adjustment shall be made by Landlord and Tenant. NOTWITHSTANDING THE FOREGOING, PROVIDED (i) TENANT IS NOT IN DEFAULT UNDER THE TERMS OF THIS LEASE, (ii) TENANT IS OCCUPYING AT LEAST NINETY PERCENT (90%) OF THE PREMISES, AND (iii) LANDLORD HAS NOT GIVEN MORE THAN ONE (1) NOTICE OF DEFAULT IN ANY TWELVE (12) MONTH PERIOD FOR NONPAYMENT OF MONETARY OBLIGATIONS, PAYMENT OF REAL PROPERTY TAXES SHALL NOT BE REQUIRED OF TENANT SOONER THAN 30 DAYS PRIOR TO THE DATE THE APPLICABLE REAL PROPERTY TAX IS DUE. IN NO EVENT SHALL REAL PROPERTY TAXES REIMBURSABLE BY TENANT INCLUDE PENALTIES OR LATE CHARGES IMPOSED BY THE TAXING AUTHORITY BY REASON OF THE FAILURE OF LANDLORD TO PAY TAXES ON TIME UNLESS SUCH DELINQUENCY OR FAILURE TO PAY WAS DIRECTLY OR INDIRECTLY CONTRIBUTED TO BY TENANT, INCLUDING BUT NOT LIMITED TO THE FAILURE OF TENANT TO PROMPTLY REIMBURSE LANDLORD AS REQUIRED HEREUNDER.

          5.1.2 Partial Years. Real Property Taxes for partial tax fiscal years, if any, failing within the Term, shall be prorated. Tenant's obligations for Real Property Taxes for the last full or partial year of the Term shall survive the expiration or earlier termination of this lease.


                                       2.

          5.1.3 RIGHT TO CONTEST TAX ASSESSMENTS. TENANT SHALL HAVE THE RIGHT TO EXAMINE TAX STATEMENTS RECEIVED FROM ANY TAXING AUTHORITY AND OTHER RELEVANT INFORMATION UPON REASONABLE REQUEST TO LANDLORD, TO REQUEST A PROPOSITION 8 REASSESSMENT, OR TO OTHERWISE CONTEST THE AMOUNT OF REAL PROPERTY TAXES WITH THE APPROPRIATE TAXING AUTHORITY, PROVIDED HOWEVER, THAT IN THE EVENT OF ANY SUCH REQUEST FOR REASSESSMENT OR IN THE EVENT TENANT CONTESTS THE AMOUNT OR LEGALITY OF SUCH TAXES (i) TENANT SHALL BEAR THE ENTIRE COST OF SUCH REQUEST OR CONTEST,
(ii) TENANT AGREES TO INDEMNIFY AND HOLD LANDLORD FREE AND HARMLESS FROM ALL COSTS, LIABILITY, OR EXPENSE, INCLUDING WITHOUT LIMITATION ATTORNEYS' FEES, IN CONNECTION THEREWITH, (iii) TENANT SHALL PROVIDE LANDLORD WITH NOT LESS THAN THIRTY (30) DAYS ADVANCE WRITTEN NOTICE OF SUCH INTENT TO SEEK A REASSESSMENT OR TO CONTEST THE AMOUNT, (iv) LANDLORD SHALL HAVE THE RIGHT, IN LANDLORD'S SOLE DISCRETION, TO JOIN IN SUCH OR RELATED PROCEEDINGS, MOTIONS, AND PETITIONS, AND
(v) LANDLORD MAY REQUIRE THAT TENANT PAY SUCH TAXES AS THEY BECOME DUE REGARDLESS OF THE STATUS OF SUCH CONTEST OR REQUEST.

     5.2 Personal Property Taxes. Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations. additions, improvements, inventories and other personal property located and/or installed an the Premises by Tenant; and Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

6. TRIPLE NET LEASE. It is intended that this Lease be a "triple net lease," and that the Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises, EXCEPT AS SPECIFICALLY SET FORTH IN THE ADDENDUM.

7.   INSURANCE.

     7.1 Landlord. Landlord shall maintain insurance insuring the Building against fire and extended coverage (including, if Landlord elects, "all risk" coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles and the form and endorsements of such coverage as selected by Landlord, together with rental abatement insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve (12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Tenant shall pay to Landlord an amount equal to the premiums then due within fifteen (15) days after delivery to Tenant by Landlord of an invoice for any such premiums. Landlord may, at Landlord's option, elect to collect such premiums from Tenant in advance, on a monthly or quarterly basis, based upon Landlord's reasonable estimate of such premiums. If the amount of monthly or quarterly payments for estimated premiums received by Landlord from Tenant are more or less than the actual premiums due, an appropriate adjustment shall be made by Landlord and Tenant.

     7.2 Tenant. Tenant shall, at Tenant's expense, obtain and keep in force at all times the following insurance:

          7.2.1 Commercial General Liability Insurance (Occurrence Form). A policy of commercial general liability insurance (occurrence form) having a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate per location if Tenant has multiple locations, providing coverage for, among other things, blanket contractual liability, premises, products/completed operations and personal and advertising injury coverage, with deletion of (a) the exclusion for operations within fifty (50) feet of a railroad track (railroad protective liability), if applicable, and (b) the exclusion for explosion, collapse or underground hazard, if applicable, and, if necessary, Tenant shall provide for restoration of the aggregate limit;

          7.2.2 Automobile Liability Insurance. Comprehensive automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance, or use of any owned, hired or non-owned automobiles;

          7.2.3 Workers' Compensation and Employer's Liability Insurance. Workers' compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer's liability insurance coverage in the amount of at least One Million Dollars ($1,000,000); and

          7.2.4 Property Insurance. "All risk" property insurance including boiler and machinery comprehensive form, if applicable, covering damage to or loss of any of Tenant's personal property, fixtures, equipment and alterations, including electronic data processing equipment (collectively "Tenant's Property") (and coverage for the full replacement cost thereof including business interruption of Tenant), together with, if the property of Tenant's invitee's is to be kept in the Premises,


                                       3.

warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitee's and located in the Premises.

     7.3  General.

          7.3.1 Insurance Companies. Insurance required to be maintained by Tenant shall be written by companies licensed to do business in the state in which the Premises are located and having a "General Policyholders Rating" of at least A 8 (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "Best's Insurance Guide."

          7.3.2 Certificates of Insurance. Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant in the form of Exhibit D, attached hereto, no later than seven (7) days prior to the date of possession of the Premises. Tenant shall, at least ten (10) days prior to expiration of the policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after sixty (60) days prior written notice to the parties named as additional insured in this Lease (except in the case of cancellation for nonpayment of premium in which case cancellation shall not take effect until at least (10) days' notice has been given to Landlord). If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and cost resulting from said failure.

          7.3.3 Additional Insured. Landlord and any property management company of Landlord for the Premises shall be named as additional insured under all of the policies required by Section 7.2.1. The policies required under Section
7.2.1 shall provide for severability of interest.

          7.3.4 Primary Coverage. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance of Landlord. Any umbrella liability policy or excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease.

          7.3.5 Mutual Waiver of Subrogation. Tenant waives any right to recover against Landlord for claims for damages to Tenant's Property whether or not covered by insurance. LANDLORD WAIVES ANY RIGHT TO RECOVER AGAINST TENANT FOR DAMAGES TO LANDLORD'S PROPERTY TO THE EXTENT COVERED BY INSURANCE. This provision is intended to waive fully, and for the benefit of Landlord AND TENANT, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by LANDLORD AND Tenant pursuant to this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance.

          7.3.6 Notification of Incidents. Tenant shall notify Landlord within twenty-four (24) hours after the occurrence of any accidents or incidents in the Premises which could give rise to a claim under any of the insurance policies required under this Section 7.

     7.4 Indemnity. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (i) any default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or (ii) Tenant's use of the Premises, the conduct of Tenant's business or any activity, work or things done, permitted or suffered by Tenant in or about the Premises or other portions of the Project, except to the extent caused by Landlord's [gross] negligence or wilful misconduct. TENANT SHALL IN ANY EVENT UNDERTAKE AND PAY FOR THE COST OF DEFENSE FOR LANDLORD (WITH COUNSEL REASONABLY ACCEPTABLE TO LANDLORD), AND IN THE EVENT THAT IT IS DETERMINED BY A COURT OF COMPETENT JURISDICTION THAT THE PLAINTIFF(S) IN SUCH ACTION(S) IS ENTITLED TO AN AWARD BASED UPON THE COMPARATIVE NEGLIGENCE OF LANDLORD, ANY AWARD AND THE COST OF DEFENDING SUCH SUIT SHALL BE ALLOCATED BETWEEN TENANT AND LANDLORD IN THE PROPORTION OF THE COMPARATIVE NEGLIGENCE SO DETERMINED. The obligations of Tenant under this Section 7.4 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

     7.5 Exemption of Landlord from Liability. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property including, but not limited to, Tenant's fixtures, equipment, furniture and alterations or injury to persons in, upon or about the Premises or other portions of the Project arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except to the extent such claims are caused by Landlord's gross negligence or wilful misconduct. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the property of Tenant, or injury to or death of Tenant, Tenant's employees, invitee's, customers, agents or contractors or any other person in or about the Premises or the Project, whether such damage or injury is caused by fire, steam, electricity, gas, water or rain, or from the breakage, leakage or other defects of sprinklers, wires, appliances, plumbing, air
                                       4.

conditioning or lighting fixtures, or from any other cause, whether said damage lighting or injury results from conditions arising upon the Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, except to the extent caused by Landlord's gross negligence or wilful misconduct.

8.   REPAIRS AND MAINTENANCE.

     8.1 Landlord. Landlord shall, AT ITS COST AND subject to the following sentence, maintain the structural portions of the roof, foundation, and load-bearing portions of walls (excluding wall coverings, painting, glass and doors) of the Premises. Landlord shall not be required to make any repair resulting from (i) any alteration or modification to the Premises or to mechanical equipment within the Premises performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (ii) the installation, use or operation of Tenant's property, fixtures and equipment,
(iii) the moving of Tenant's property in or out of the Premises, (iv) Tenant's use or occupancy of the Premises in violation of Section 10 of this Lease or in the manner not contemplated by the parties at the time of the execution of this Lease, (v) the acts or omissions of Tenant and Tenant's employees, agents, invitees, subtenants, licensees or contractors, (vi) fire and other casualty, except as provided by Section 12 of this Lease or (vii) condensation, except as provided in Section 13 of this Lease. Landlord shall have no obligation to make repairs under this Section 8.1 until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Tenant waives any right to repair the Premises at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders or regulations now or hereafter in effect which might otherwise apply. IN THE CASE OF AN EMERGENCY WHERE LANDLORD'S RESPONSE IS NOT (OR CANNOT REASONABLY BE EXPECTED TO OCCUR) WITH SUFFICIENT PROMPTNESS TO PREVENT FURTHER MATERIAL DAMAGE TO THE PREMISES OR TENANT'S EQUIPMENT AND PROPERTY, TENANT SHALL HAVE A LIMITED RIGHT TO RIGHT TO REPAIR AT THE EXPENSE OF LANDLORD TO PREVENT FURTHER DAMAGE TO THE PREMISES AND TENANT'S EQUIPMENT AND PROPERTY; PROVIDED HOWEVER, THAT TENANT DOES HEREBY WAIVE, AND IN NO EVENT SHALL TENANT HAVE, A RIGHT TO OFFSET SUCH EXPENSE AGAINST ANY RENT DUE HEREUNDER AND TENANT HEREBY WAIVES ANY RIGHTS IT MAY OTHERWISE HAVE TO ANY AND ALL RIGHTS OF OFFSET PURSUANT TO ANY APPLICABLE GOVERNMENTAL LAWS, ORDINANCES, STATUTES, ORDERS, OR REGULATIONS NOW OR HEREAFTER IN EFFECT. IN SUCH EVENT, LANDLORD SHALL REIMBURSE TENANT FOR SUCH REASONABLE COSTS WITHIN THIRTY (30) DAYS FROM THE DATE TENANT DELIVERS AN INVOICE TO LANDLORD.

     8.2 Tenant. Except for the portions of the Premises expressly required to be maintained by Landlord under Section 8.1, Tenant, at Tenant's expense, shall maintain the Premises in good order, condition and repair, including, without limitation, THE ROOF MEMBRANE, subfloors and floor coverings, walls and wall coverings, mechanical, electrical, and plumbing systems, doors, windows, parking lots and truck aprons, gutters and downspouts, landscaping and any signage. Tenant shall enter into regularly scheduled preventive maintenance/service contracts with maintenance contractors reasonably acceptable to Landlord for servicing all hot water and heating and air conditioning systems and equipment in the Premises. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order, condition and repair, Landlord shall have the right to perform such maintenance, repairs or refurbishing at Tenant's expense.

9.   ALTERATIONS.

     9.1 Trade Fixtures; Alterations. Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without structural or material damage to the Premises or the Project. Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall be conditioned upon Tenant's compliance with Landlord's reasonable requirements regarding construction of improvements and alterations but such consent otherwise shall not be unreasonably withheld. Tenant shall submit plans and specifications to Landlord with Tenant's request for approval and shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters. Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof. Tenant shall provide Landlord with a set of "as-built" drawings for any such work; PROVIDED HOWEVER THAT "AS-BUILT" DRAWINGS SHALL NOT BE REQUIRED FOR NON-STRUCTURAL ALTERATIONS. FURTHER, NOTWITHSTANDING THE FOREGOING, THE CONSENT OF LANDLORD SHALL NOT BE REQUIRED FOR NON-STRUCTURAL IMPROVEMENTS, THE COST OF WHICH DO NOT EXCEED FIFTY THOUSAND DOLLARS ($50,000) PER PROJECT. IN ALL EVENTS, REGARDLESS OF THE COST AND THE REQUIREMENT (OR LACK THEREOF) OF LANDLORD'S CONSENT, TENANT SHALL GIVE LANDLORD REASONABLE ADVANCE NOTICE OF ALL ALTERATIONS, IMPROVEMENTS, OR WORK TO BE PERFORMED.

     9.2 Damage, Removal. Tenant shall repair all damage to the Premises caused by the installation or removal of Tenant's fixtures, equipment, furniture and alterations. Upon the termination of this Lease, Tenant shall remove any or all alterations, additions, improvements and partitions made or installed by Tenant and restore the Premises to its condition existing prior to the construction of any such items; provided, however, Landlord may permit, upon written notice to Tenant, any such items designated by Landlord to remain on the Premises, in which event they shall be and become the property of Landlord upon the termination of this Lease. All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises or the Project whatsoever. SEE ADDENDUM.

     9.3 Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics' and materialmen's liens in connection therewith. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies


                                       5.

furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility. If any lien is filed, Tenant shall cause such lien to be released and removed within [ten (10)] THIRTY (30) days after the date of filing, and if Tenant fails to do so, Landlord may take such action as may be necessary to remove such lien and Tenant shall pay Landlord such amounts expended by Landlord together with interest thereon at the Applicable Interest Rate from the date of expenditure. AS AN ALTERNATIVE TO PROMPT RELEASE AND REMOVAL OF A LIEN, IF LANDLORD AND TENANT MUTUALLY AGREE, TENANT MAY BOND AROUND SUCH LIEN UPON SUCH TERMS AND CONDITIONS, INCLUDING THE AMOUNT OF THE BOND, AS LANDLORD AND TENANT MAY MUTUALLY AGREE AND DETERMINE ON A CASE BY CASE BASIS.

10. USE. The Premises shall be used only for the Permitted Uses set forth in the Basic Lease Information and for no other uses. Tenant's use of the Premises shall be in compliance with and subject to all applicable governmental laws, ordinances, statutes, orders and regulations and any CC&R's or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof. In no event shall the Premises be used for any of the Prohibited Uses set forth on Exhibit E attached hereto. Tenant shall comply with the rules and regulations attached hereto as Exhibit F, together with such additional rules and regulations as Landlord may from time to time prescribe. Tenant shall not commit waste, overload the floors or structure of the Premises, subject the Premises or the Project to any use which would damage the same or increase the risk of loss or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants of the Project, take any action which would abrogate any warranties, or use or allow the Premises to be used for any unlawful purpose. Tenant shall have the right to use for its employees and invitees, the parking areas on the Premises. Landlord shall not be responsible for noncompliance by any other tenant or occupant of the Project with, or Landlord's failure to enforce, any of the rules or regulations or any other terms or provisions of such tenant's or occupant's lease. Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises or the Project.

11.  ENVIRONMENTAL MATTERS.

     11.1 Hazardous Materials. Tenant shall not cause nor permit, nor allow any of Tenant's employees, agents, customers, visitors, invitee's, licensees, contractors, assignees or subtenants (collectively, "Tenant's Parties") to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises or the Project, except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. As used herein, "Hazardous Materials" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls
(PCBs) and a of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. As used herein, "Environmental Laws" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant, the Premises, the Building or the Project. Tenant and Tenant's Parties shall comply with all Environmental Laws and promptly notify Landlord of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, on the Premises. Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition which occurred during the Term of this Lease, Tenant shall reimburse Landlord for the cost of conducting such tests UNLESS IT IS ULTIMATELY DETERMINED THAT THE CAUSE OR SOURCE OF SUCH ENVIRONMENTAL CONDITIONS WAS NOT RELATED EITHER DIRECTLY OR INDIRECTLY, WHETHER THROUGH USE OR OCCUPANCY OR OTHERWISE, TO TENANT OR TENANT'S PARTIES. The phrase "environmental condition" shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition CAUSED BY TENANT OR TENANT'S PARTIES, Tenant shall promptly take any and all steps necessary to rectify the same to Landlord's reasonable satisfaction or shall, at Landlord's election, reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord's performing such work, based upon Landlord's reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall within thirty (30) days after Landlord bills Tenant therefore or Landlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be.

     11.2 Indemnification. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their respective successors and assigns (individually and collectively, "Indemnitees") from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) Tenant and/or Tenant's Parties' breach of any prohibition or provision


                                       6.

of the preceding section, or (b) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant's and/or Tenant's Parties' activities, or failure to act, in connection with the Premises. This indemnity shall include the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant's obligation of indemnification pursuant hereto. Tenant's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease.

11.3 PRE-EXISTING CONDITIONS.

     11.3.1 LANDLORD HEREBY REPRESENTS TO TENANT THAT, TO THE BEST OF ITS CURRENT ACTUAL KNOWLEDGE (BUT WITHOUT ANY INVESTIGATION OR INQUIRY), NO ENVIRONMENTAL CONDITION (AS DEFINED IN SECTION 11.1) PRESENTLY EXISTS AS OF THE EFFECTIVE DATE ON, UNDER, OR WITHIN THE PREMISES (A "PRE-EXISTING CONDITION") EXCEPT AS DISCLOSED IN THE PHASE I ENVIRONMENTAL SITE ASSESSMENT AS PREPARED BY ANNE M. BROWN, R.E.A., ENVIRONMENTAL MANAGEMENT CONSULTING, DATED OCTOBER 25, 1996, WHICH WAS PREPARED FOR TENANT AND WHICH TENANT ACKNOWLEDGES IT HAS RECEIVED, REVIEWED, AND APPROVED. SEE ADDENDUM.

12.  DAMAGE AND DESTRUCTION.

     12.1 Casualty. If the Premises should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt thereof, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within TWO HUNDRED SEVENTY (270) DAYS; or (b) in more than TWO HUNDRED SEVENTY (270) DAYS from the date of such notice.

          12.1.1 Less Than 270 Days. If the Premises should be damaged only to such extent that rebuilding or repairs can reasonably be completed within TWO HUNDRED SEVENTY (270) DAYS, this Lease shall not terminate and, provided that insurance proceeds are available to fully repair the damage, Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace any alterations, partitions, fixtures, additions and other improvements (collectively, "Improvements") which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately from the date Tenant vacates all or a portion of the Premises only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy.

          12.1.3 Greater Than 270 Days. If the Premises should be so damaged that rebuilding or repairs cannot be completed within TWO HUNDRED SEVENTY (270) DAYS, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair; and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises, provided insurance proceeds are available to repair the damage (except that Landlord shall not be required to rebuild, repair or replace any Improvements which may have been placed in, on or about the Premises by or for the benefit of Tenant). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately from the date Tenant vacates all or a portion of the Premises only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises are unfit for occupancy. THE TWO HUNDRED SEVENTY (270) DAYS (AND THE CORRESPONDING RIGHT TO TERMINATE) SHALL BE EXTENDED BY ANY FORCE MAJEURE DELAYS ENCOUNTERED BY LANDLORD, INCLUDING WITHOUT LIMITATION, ANY DELAYS BEYOND THE REASONABLE CONTROL OF LANDLORD IN OBTAINING THE NECESSARY PERMITS FROM APPROPRIATE GOVERNMENTAL BODIES AND AGENCIES.


                                       7.

          12.1.4 DAMAGE DURING LAST TWELVE MONTHS OF TERM. NOTWITHSTANDING THE FOREGOING, IN THE EVENT SUCH DAMAGE OCCURS WITHIN THE LAST TWELVE MONTHS OF THE LEASE TERM, AND NOTWITHSTANDING ANY OPTION TO EXTEND WHICH TENANT MAY HAVE, EITHER LANDLORD OR TENANT SHALL HAVE THE OPTION TO TERMINATE THIS LEASE REGARDLESS OF THE AMOUNT OF TIME ESTIMATED TO REBUILD OR REPAIR THE DAMAGE OR DESTRUCTION.

     12.2 Tenant's Fault. If the Premises or any portion of the Premises is damaged resulting from the negligence or breach of this Lease by Tenant or any of Tenant's Parties, Rent shall not be reduced (EXCEPT TO THE EXTENT LANDLORD IS ENTITLED TO AND RECEIVES RENTAL ABATEMENT INSURANCE PROCEEDS) during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost AND SUCH RENT is not covered by insurance proceeds FROM POLICIES LANDLORD IS OBLIGATED TO CARRY HEREUNDER.

     12.3 Uninsured Casualty. In the event that the Premises or any portion of the Premises is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord (UNLESS THE FAILURE TO HAVE INSURANCE COVERAGE WAS A RESULT OF A BREACH BY LANDLORD OF ITS OBLIGATIONS TO PURCHASE A SPECIFIC TYPE AND AMOUNT OF INSURANCE AS SET FORTH IN THIS LEASE) or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord's option either (i) to repair such damage as soon as reasonably possible at Landlord's expense, or
(ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease. Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant's intention to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, Landlord shall make such repairs as soon as reasonably possible and Tenant shall reimburse Landlord for such repairs within fifteen (15) days after receipt of an invoice from Landlord. If Tenant does not give such notice within the ten (10) day period, this Lease shall terminate automatically as of the date of the occurrence of the damage.

     12.4 Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law.

13.  EMINENT DOMAIN

     13.1 Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

     13.2 Partial Condemnation. If any portion of the Premises is Condemned and such partial condemnation materially impairs Tenant's ability to use the Premises for Tenant's business EITHER LANDLORD OR TENANT shall have the option of terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant's ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting Rent shall be adjusted as reasonably determined by Landlord.

     13.3 Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment.


     13.4 Temporary Condemnation. In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord's property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises.

14.  DEFAULT

     14.1 Events of Defaults. The occurrence of any of the following events shall, at Landlord's option, constitute an "Event of Default":


                                       8.

         14.1.2 Failure to pay Rent on the date when due and the failure continuing for a period of three (3) days after written notice from Landlord that such payment is due and has not been received;

          14.1.3 Failure to perform Tenant's covenants and obligations hereunder (except default in the payment of Rent) where such failure continues for a period of thirty (30) days after written notice from Landlord; provided, however, if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences the cure within the thirty (30) day period and diligently prosecutes such cure to completion;

      14.1.4 The making of a general assignment by Tenant for the benefit of creditors; the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing; the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold; Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due; any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets; Tenant taking any action toward the dissolution or winding up of Tenant's affairs; the cessation or suspension of Tenant's use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

          14.1.5 The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant coupled with the failure to promptly cure, if possible, the misrepresentation or omission in a timely way and manner such that the misrepresentation or omission by Tenant has no financial, legal or other appreciable impact on Landlord or Landlord's lender, in any materials delivered by or on behalf of Tenant to Landlord or Landlord's lender pursuant to this Lease; or)

     14.2 Remedies.

          14.2.1 Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.

               14.2.1.1 Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available: (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

               14.2.1.2 Unpaid Rent. Landlord shall have all the rights and remedies of a landlord provided by applicable law, including the right to recover from Tenant: (a) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination, (b) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided, (c) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, and (d) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. The phrase ???? worth, at the time of award," as used in (a) and (b) above. shall be computed at the Applicable Interest Rate, and as used in
(c) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               14.2.2 Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession; and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant's account and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises and Like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord
                                       9.

to protect Landlord's interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Real Property Taxes; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Real Property Taxes under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event, and notwithstanding anything in Section 15 to the contrary, shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the Applicable Interest Rate from the date of such expenditure.

     14.3 Cumulative. Each right and remedy of Landlord provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

15.  ASSIGNMENT AND SUBLETTING.

     15.1 NO ASSIGNMENT OR SUBLETTING WITHOUT LANDLORD'S CONSENT. Tenant shall not assign, sublet or otherwise transfer, whether voluntarily or involuntarily or by operation of law, the Premises or any part thereof without Landlord's prior written approval, which shall not be unreasonably withheld. The merger of Tenant with any other entity or the transfer of any controlling or managing ownership or beneficial interest in Tenant, or the assignment of a substantial portion of the assets of Tenant, whether or not located at the Premises, shall constitute an assignment hereunder. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice thereof with copies of all related documents and agreements associated with the assignment or sublease, including without limitation, the financial statements of any proposed assignee or subtenant, forty-five (45) days prior to the anticipated effective date of the assignment or sublease. Tenant shall pay Landlord's reasonable attorneys' fees incurred in the review of such documentation plus an administrative fee of Three Hundred Fifty Dollars ($350.00) for each proposed transfer. Landlord shall have a period of thirty
(30) days following receipt of such notice and all related documents and agreements to notify Tenant in writing of Landlord's approval or disapproval of the proposed assignment or sublease. If Landlord fails to notify Tenant in writing of such election, Landlord shall be deemed to have disapproved such assignment or subletting. This Lease may not be assigned by operation of law. Any purported assignment or subletting contrary to the provisions hereof shall be void and shall constitute an Event of Default hereunder. Landlord may, wthout waiving any rights or remedies, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved. Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to the Lease by assignees of Tenant without notifying Tenant or any successor of Tenant and without obtaining their consent. No permitted transfer shall be effective until there has been delivered to Landlord a counterpart of the transfer instrument in which the transferee agrees to be and remain jointly and severally liable with Tenant for the payment of Rent pertaining to the Premises and for the performance of all the terms and provisions of this Lease relating thereto arising on or after the date of the transfer.

     15.2 EXCEPTION FOR RELATED ENTITY ASSIGNMENT. NOTWITHSTANDING THE FOREGOING, TENANT MAY ASSIGN THIS LEASE OR SUBLET THE PREMISES OR ANY PORTION THEREOF, WITHOUT LANDLORD'S CONSENT, TO ANY PARTNERSHIP, CORPORATION OR OTHER ENTITY (COLLECTIVELY "RELATED ENTITY") WHICH CONTROLS, IS CONTROLLED BY, OR IS UNDER COMMON CONTROL WITH TENANT (CONTROL BEING DEEMED FOR SUCH PURPOSES AS THE POWER TO DIRECT THE MANAGEMENT OF THE RELATED ENTITY); PROVIDED, THAT (A) LANDLORD RECEIVES THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF SUCH ASSIGNMENT OR SUBLETTING, (B) THE CREDITWORTHINESS OF TENANT IS NOT IMPAIRED, AND (C)
LANDLORD RECEIVES A FULLY EXECUTED COPY OF SUCH LEASE ASSIGNMENT. IN NO EVENT SHALL SUCH ASSIGNMENT RELEASE TENANT FROM ITS OBLIGATIONS AND DUTIES HEREUNDER. FURTHER, TENANT MAY ASSIGN THIS LEASE IN THE EVENT OF A MERGER OF TENANT WITH ANY OTHER ENTITY, OR MAY TRANSFER ANY CONTROLLING OR MANAGING OWNERSHIP INTEREST IN TENANT, PROVIDED THAT (I) LANDLORD RECEIVES THIRTY (30) DAYS ADVANCE NOTICE OF SUCH ASSIGNMENT (OR TRANSFER) TOGETHER WITH REASONABLE FINANCIAL INFORMATION CONCERNING THE CREDITWORTHINESS OF THE NEW ENTITY WITH WHICH TENANT MERGED (OR IN THE CASE OF A CHANGE IN THE CONTROLLING OR IN OWNERSHIP OF TENANT, THE CONTROLLING OR MANAGING PARTIES), (II) THE CREDITWORTHINESS OF TENANT IS NOT IMPAIRED, (III) THE NET WORTH OF THE MERGED ENTITY IS SUFFICIENT TO UNDERTAKE AND FULFILL TENANT'S OBLIGATIONS UNDER THIS LEASE, ALL AS REASONABLY DETERMINED BY LANDLORD, AND, IF A MERGER (IV) THE NEW ENTITY WITH WHICH TENANT MERGED ASSUMES IN WRITING ALL OF TENANT'S


                                       10.

OBLIGATIONS UNDER THIS LEASE. NOTWITHSTANDING ANYTHING TO THE CONTRARY, LANDLORD RECOGNIZES THAT TENANT IS A PUBLICLY TRADED COMPANY AND THAT IT HAS NO CONTROL OVER THE SALES OF PUBLICLY TRADED SHARES. ACCORDINGLY NO SALE OR TRANSFER OF PUBLICLY TRADED SHARES SHALL BE DEEMED AN ASSIGNMENT FOR PURPOSES OF THIS
SECTION 15.

16.  ESTOPPEL, ATTORNMENT AND SUBORDINATION.

     16.1 Estoppel. Within ten (10) days after request by Landlord, Tenant shall deliver an estoppel certificate duly executed (and acknowledged if required by any lender), in the form attached hereto as Exhibit G, or in such other form as may be acceptable to the lender, which form may include some or all of the provisions contained in Exhibit G, to any proposed mortgagee, purchaser or Landlord. Tenant's failure to deliver said statement in such time period shall be an Event of Default hereunder and shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (c) no more than one month's Base Rent has been paid in advance. If any financier should require that this Lease be amended (other than in the description of the Premises, the Term, the Permitted Use, the Rent or as will substantially, materially and adversely affect the rights of Tenant), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease supplement embodying such amendments. Tenant shall, within ten (10) days after the receipt of Landlord's notice, execute and deliver to Landlord the tendered Lease supplement.

     16.2 Subordination. This Lease shall be subject and subordinate to all ground leases and the lien of all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord's interest therein, and all amendments thereto, all without the necessity of Tenant's executing further instruments to effect such subordination. If requested, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord's request whatever documentation that may reasonably be required to further effect the provisions of this paragraph, PROVIDED HOWEVER THAT AS A CONDITION TO EXECUTING SUCH SUBORDINATION DOCUMENTATION, TENANT MAY REQUIRE AN AGREEMENT FROM SUCH LENDER OR HOLDER OF THE GROUND LEASE THAT IN CONNECTION WITH SUCH SUBORDINATION TENANT'S RIGHT TO QUIET POSSESSION OF THE PREMISES SHALL NOT BE DISTURBED IF TENANT IS NOT IN DEFAULT UNDER THE LEASE AND SO LONG AS TENANT SHALL PAY ALL RENT DUE HEREUNDER AND OTHERWISE OBSERVE AND PERFORM ALL OF THE PROVISIONS OF THIS LEASE UNLESS THIS LEASE IS OTHERWISE TERMINATED PURSUANT TO ITS TERMS. A SAMPLE FORM OF A SUBORDINATION AGREEMENT WITH NON-DISTURBANCE LANGUAGE, ALL OF WHICH HAS BEEN APPROVED AND IS ACCEPTABLE TO TENANT, IS ATTACHED HERETO AS EXHIBIT H.

     16.3 Attornment. In the event of a foreclosure proceeding, the exercise of the power of sale under any mortgage or deed of trust or the termination of a ground lease, Tenant shall, if requested, attorn to the purchaser thereupon and recognize such purchaser as Landlord under this Lease; provided, however, Tenant's obligation to attorn to such purchaser shall be conditioned upon Tenant's receipt of a non-disturbance agreement.

17.  MISCELLANEOUS.

     17.1 General.

          17.1.1 Entire Agreement. This Lease sets forth all the agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein.

          17.1.2 Time of Essence. Time is of the essence of this Lease.

          17.1.3 Attorneys' Fees. In any action or proceeding which either party brings against the other to enforce its rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party, including reasonable attorneys' fees, which amounts shall be a part of the judgment in said action or proceeding.

          17.1.4 Severability. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

          17.1.5 Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

          17.1.6 No Option. Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.

          17.1.7 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 15, Tenant.

          17.1.8 Third Party Beneficiaries. Nothing herein is intended to create any third party benefit.



                                       11.

          17.1.9 Memorandum of Lease. Tenant shall not record this Lease or a short form memorandum hereof without Landlord's prior written consent.

          17.1.10 Agency, Partnership or Joint Venture. Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto or any relationship other than the relationship of landlord and tenant.

          17.1.11 Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

          17.1.12 Headings. Section headings have been inserted solely as a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.

     17.2 Signs. All signs and graphics of every kind visible in or from public view or the exterior of the Premises shall be subject to Landlord's prior written approval and shall be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's signage program. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.

     17.3 Waiver. No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. No waiver shall affect any default other than the default specified in the waiver and then such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.

     17.4 Financial Statements. Tenant shall provide to any lender, purchaser or Landlord, within ten (10) days after request, a current, accurate, certified financial statement for Tenant and Tenant's business prepared under generally accepted accounting principles consistently applied and such other certified financial information or tax returns as may be reasonably required by Landlord, purchaser or any lender of either. NOTWITHSTANDING THE FOREGOING, THE PARTIES RECOGNIZE THAT TENANT IS A PUBLICLY TRADED COMPANY AND ACCORDINGLY, TENANT MAY SATISFY THE REQUIREMENTS OF THIS SECTION BY PROVIDING UPON REQUEST THE QUARTERLY 10-Q REPORTS AND/OR THE ANNUAL FINANCIAL REPORTS OF THE COMPANY.

     17.5 Limitation of Liability. The obligations of Landlord under this Lease are not personal obligations of the individual partners, directors, officers, shareholders, agents or employees of Landlord; and Tenant shall look solely to the Premises for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Landlord. Whenever Landlord transfers its interest, Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder and the transferee of Landlord's interest shall assume all liabilities and obligations of Landlord hereunder from the date of such transfer.

     17.6 Notices. All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal or courier delivery, or sent by facsimile (immediately followed by one of the preceding methods), to Landlord's Address and Tenant's Address, or to such other place as Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed served upon the earlier of receipt or three (3) days after the date of mailing.

     17.7 Brokerage Commission. Landlord shall pay a brokerage commission to Broker in accordance with a separate agreement between Landlord and Broker. Tenant warrants to Landlord that Tenant's sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord and Broker, and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Tenant. Tenant agrees to indemnify and hold Landlord harmless from any claim or liability, including reasonable attorneys' fees, in connection with a claim by any person for a real estate broker's commission, finder's fee or other compensation based upon any statement, representation or agreement of Tenant, and Landlord agrees to indemnify and hold Tenant harmless from any such claims or liability, including reasonable attorneys' fees, based upon any statement, representation or agreement of Landlord.

     17.8 Authorization. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant and that such execution is binding upon Tenant.

     17.9 Holding Over; Surrender.

          17.9.1 Holding Over. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall constitute a month-to-month tenancy, at a rent equal to one hundred twenty five


                                       12.

percent (125%) of the Base Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys' fees and brokerage commissions,

          17.9.2 Surrender. Upon the termination of this Lease or Tenant's right to possession of the Premises, Tenant will surrender the Premises, together with all keys, in good condition and repair, reasonable wear and tear excepted. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements shall not be deemed "reasonable wear and tear."

     17.10 Joint and Several. If Tenant consists of more than one person, the obligation of all such persons shall be joint and several.

     17.11 Covenants and Conditions. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

     17.12 Addenda. The Addenda attached hereto, if any, and identified with this Lease are incorporated herein by this reference as if fully set forth herein.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.


"Landlord"                              "Tenant"

CATELLUS DEVELOPMENT CORPORATION,               PAIRGAIN TECHNOLOGIES, INC.
a Delaware corporation                          a Delaware corporation


By: /s/ Ana Maria Perez                         By: /s/ Charles W. McBrayer
   -----------------------------                   -----------------------------
Its: Vice President                                Chief Financial Officer
    ---------------------------                    -----------------------------
Date:      1/7/97                                            1/2/97
     ---------------------------                   -----------------------------



                                       13.

                               ADDENDUM TO LEASE

     THIS ADDENDUM TO LEASE ("Addendum") is attached to and constitutes an integral part of the Lease between CATELLUS DEVELOPMENT CORPORATION, as Landlord, and PAIRGAIN TECHNOLOGIES, INC. as Tenant. The terms of this Addendum shall be incorporated in the Lease for all purposes. In the event of a conflict between the provisions of the Lease and the provisions of this Addendum, this Addendum shall control.

THE FOLLOWING NEW SECTIONS ARE HEREBY ADDED TO THE LEASE WHICH STATE IN THEIR ENTIRETY AS FOLLOWS:

18. Force Majeure Event. For purposes of this Lease, the term "Force Majeure Event" shall mean and include the following: any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any governmental agency having jurisdiction over any portion of the Project, over the construction anticipated to occur thereon or over any uses thereof, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of either party hereto engaged in the construction of the Premises), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockade, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority, discovery of hazardous or toxic materials, earthquake, or other natural disaster, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the party whose performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated.

19.  Option to Extend.

     19.1 Terms of Option. Provided (i) Tenant is not in default under the terms of this Lease at the time the renewal option is exercised nor at the commencement of the Extension Term (as hereinafter defined), (ii) Tenant is occupying at least ninety percent (90%) of the Premises, and (iii) Landlord has not given more than two (2) notices of default in any twelve (12) month period for nonpayment of monetary obligations, Tenant shall have one (1) option to renew this Lease for an additional period of sixty (60) months (the "Extension Term"). The Extension Term shall be on all the terms and conditions of this Lease, and Landlord shall have no additional obligation for free rent, leasehold improvements or for any other tenant inducements for the Extension Term. Base Rent shall be increased (but not decreased) as set forth below and the Security Deposit will be increased to reflect any increase in Base Rent payable under the Lease. There shall be no additional extension terms beyond the Extension Term set forth herein. Tenant must exercise its option to extend this Lease by giving Landlord written notice of its election to do so not less than one hundred fifty
(150) days prior to the end of the initial Term. Any notice not given in a timely manner shall be void, and Tenant shall be deemed to have waived its extension rights. The extension option set forth herein is personal to Tenant and shall not be included in any assignment of this Lease.

     19.2 Base Rent During the Extension Term. The monthly Base Rent for the Extension Term shall be the then fair Market Rent for comparable industrial facilities, determined as follows:

          19.2.1 Agreement on Base Rent. Landlord and Tenant shall have thirty
(30) days after Landlord receives the exercise notice in which to agree on the Base Rent during the Extension Term. Notwithstanding anything in this Section
19.2 to the contrary, in no event shall the Base Rent for the Extension Term be less than the Base Rent in effect immediately prior to the Extension Term.

          19.2.2 Appraisal by Brokers. If Landlord and Tenant are unable to agree upon the Base Rent for the Extension Term within such thirty (30) day period, then within fifteen (15) days after the expiration of the thirty (30) day period, each party, by giving notice to the other party, shall appoint a real estate BROKER WHO IS LICENSED IN THE STATE OF CALIFORNIA AND WHO IS ACTIVE IN THE ORANGE COUNTY AREA HAVING at least five (5) years of experience appraising OR ACTIVELY ENGAGED IN THE LEASING (WHETHER REPRESENTING LANDLORDS OR TENANTS) OF building space comparable to the Premises in the city and county where the Premises is located to determine the Market Rent. Market Rent shall mean the monthly amount per rentable square foot in the Premises that a willing, non-equity new tenant would pay and a willing landlord would accept at arm's length for space in a comparable building or buildings, with comparable tenant improvements, in a comparable location, giving appropriate consideration to monthly rental rates per rentable square foot, the presence or absence of rent escalation clauses such as operating expense and tax pass-throughs, length of lease term, size and location of premises being leased and other generally applicable terms and conditions of tenancy for a similar building or buildings. If the two (2) brokers are unable to agree on the Market Rent for the Extension Term within twenty (20) days, they shall select a third broker meeting the qualifications stated in this Section within five (5) days after the last day the two (2) brokers are given to set the Market Rent for the Extension Term. The third broker, however selected, shall be a person who has not previously acted in any capacity for either party. Within twenty (20) days after the selection of the third broker, a majority of the brokers shall set the Market Rent for the Extension Term. If a majority of the brokers is unable to set the Market Rent within the twenty (20) day period, the two (2) closest appraisals shall be added together and their total divided by two (2). The resulting quotient shall be the Market Rent for the Extension Term. Each party shall be responsible for the costs, charges and fees of the broker appointed by that party plus one-half of the cost of the third broker. IN NO EVENT SHALL LANDLORD BE RESPONSIBLE FOR, OR SHALL THE USE OF BROKERS IN THE APPRAISAL PROCESS, IN ANY WAY ENTITLE ANY BROKER TO A COMMISSION FOR TENANT'S



                                       14.

OCCUPANCY DURING THE EXTENSION TERM. AS OF THE DATE OF THE EXECUTION OF THIS LEASE, THE PARTIES REPRESENT TO EACH OTHER THAN NO BROKER, REAL ESTATE AGENT, OR OTHER PARTY IS ENTITLED TO ANY COMMISSION OR COMPENSATION RELATING TO THE EXERCISE OF TENANT'S OPTION TO EXTEND. HOWEVER, SHOULD ANY BROKER BECOME ENTITLED TO A COMMISSION OR OTHER COMPENSATION RELATING TO TENANT'S OCCUPANCY DURING THE EXTENSION TERM, SAID BROKER (AND ANY RELATED, AFFILIATED, ASSOCIATED, OR OTHER BROKER WORKING FOR THAT COMPANY) SHALL BE DISQUALIFIED FROM ACTING AS AN APPRAISING BROKER HEREUNDER.

          19.2.3 Consideration of Improvements Made By Tenant. In no event shall the Market Rent determined in accordance with this Section 19.2 reflect or include an increase in the rental value, if any, of the Premises due to improvements made to the Premises by Tenant at Tenant's expense. Rather, in determining the Market Rent, the parties, whether Landlord and Tenant or the BROKERS AS PROVIDED FOR ABOVE, shall determine Market Rent based on the original configuration of the Premises as of the date of execution of this Lease.

          19.2.3 Amendment of Lease. Immediately after the Base Rent is determined pursuant to this Section 19.2, Landlord and Tenant shall execute an amendment to this Lease stating the new Base Rent in effect.

20.  Improvements to Be Made By Tenant.

     20.1 Tenant's Work. Landlord shall grant Tenant, subject to the limitations set forth hereinafter, the right to make certain Tenant improvements as more fully described in Exhibit "B" attached to this Lease ("Tenant's Work"). Tenant will use qualified licensed contractors to perform Tenant's Work. The Commencement Date of this Lease shall not be delayed by Tenant's failure to complete Tenant's Work. Tenant shall guarantee to Landlord's reasonable satisfaction that no mechanics liens are filed in connection with Tenant's work and, if reasonably requested or required to do so by Landlord or Landlord's lender, shall indemnify Landlord's lender and/or title insurance company against mechanic's liens relating to Tenants contractors and subcontractors. In no event shall Tenant commence Tenant's Work prior to coming to a resolution, which is satisfactory to Landlord with the City of Tustin for termination of the CUP in accordance with the provisions of Section 22.2 hereof.

     20.2 Tenant Responsible for Tenant Improvements. Tenant shall be responsible to construct the Tenant Improvements comprising the Tenant's Work at Tenant's sole cost and expense and according to current building codes and in compliance with the American Disabilities Act ("ADA"). Additionally, Tenant shall, at Tenant's sole cost and expense, comply with all conditions outlined in the Conditional Use Permit ("CUP") obtained from the City of Tustin. Tenant shall also be responsible for obtaining any other approvals required or necessary relating to Tenant's Work.

     20.3 Removal. Tenant shall remove, at Tenant's sole cost and expense, all improvements made by Tenant, including the mezzanine and office areas, and shall restore the Premises to an industrial office configuration in accordance with the configuration attached to this Lease as Exhibit "I". All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises or to the Project whatsoever.

     20.4 Free Rent Period. Tenant's obligation to pay Base Rent shall be conditionally abated during months one (1) and two (2) of the Term ("Free Rent Period"). Such abatement shall apply to Base Rent only and shall not apply to any other sums payable under this Lease. The abatement of Base Rent described above is expressly conditioned on Tenant's performance of its obligations under the Lease throughout the Term; and the amount of the abated Base Rent is based in part on the amount of Base Rent due under the Lease for the full Term. If Tenant defaults under the Lease and such default results in a termination of the Lease prior to the expiration of the Term, then Tenant shall pay to Landlord on the date of such termination, in addition to all other amounts and damages to which Landlord is entitled, the amount of Base Rent which would otherwise have been due and payable during the Free Rent Period.

21.  Limited Agreement of Landlord Regarding Certain Improvements.

     21.1 Improvements Existing as of Date of Delivery. Landlord shall deliver the Premises to Tenant in good operating condition including the roof structure and roof membrane in a leak free condition, plumbing, electrical, fire sprinkler system, lighting, air conditioning and heating systems, and loading doors.

     21.2 Deferred Maintenance / Current Repairs to be Completed by Landlord. Landlord shall, at Landlord's expense, repair slab fractures existing as of the date of execution of this Lease where cracks are greater than 1/8 inch wide.

     21.3 Code Compliance. Tenant has had and has availed itself of the opportunity to have an inspection of the Premises to discover any code violations and items of repair or maintenance it deemed necessary for Landlord to complete. No code violations of existing improvements were noted by said inspections. However, in the event that existing code violations as of Effective Date are discovered in the future which relate to improvements existing prior to the work to be done by Tenant, Landlord shall be responsible for correction, at Landlord's cost, of such code related matters up to a maximum of Ten Thousand Dollars ($10,000.00). The parties further understand that because of the extent and the nature of the modifications to be made by Tenant, that in the process of obtaining the necessary permits a condition to said permits may be that other modifications be made to bring the Premises or portions thereof up to current building codes. In no event shall Landlord be responsible for any code upgrading



                                       15.

required by reason of Tenant's modifications and applications. Accordingly, in the event repairs (other than those set forth in section 21.2 above), upgrades, code compliance corrections (in excess of the $10,000.00 limited contribution of Landlord for existing violations, if any), or code improvements and/or upgrades are necessary, Tenant shall bear the cost at its sole expense without limitation on the amount of such costs and without right of termination of this Lease or offset.

     21.5 Environmental Clean-up By Dinamation. As a matter of reference only, without any binding effect on this Lease or on Landlord, the parties acknowledge that both Landlord and Tenant are aware of that certain Phase I Environmental Site Assessment prepared by Anne M. Brown, R.E.A., Environmental Management Consulting, dated October 25, 1996 (the "Phase I Report"), and the contents thereof. Dinamation has represented that clean-up and remediation of the Environmental Conditions, as said term is defined in section 11.1 of the Lease, specified as existing in the Phase I Report, has been completed as of the date of this Lease. As a part of the Termination Agreement, Dinamation is to provide Landlord as soon as reasonably practical with a copy of final lab results verifying completion of the clean-up and remediation, and Landlord will thereafter provide Tenant with a copy of said final lab results. In no event shall the foregoing be construed as a waiver or release by Landlord of claims which Landlord may have against Dinamation relating to Dinamation's obligations under its lease, including but not limited to environmental matters.

22.  Special Provisions Relating to Conditional Use Permit.

     22.1 Landlord Cooperation. Landlord agrees to reasonably cooperate with Tenant regarding the CUP from the City of Tustin, including executing a required parking agreement, which the parties anticipate will be a Grant of Easement for Use and Maintenance (the "Parking Agreement") and an Agreement to Conditions document as required by the CUP, provided that the Parking Agreement and the CUP agreements are in a form reasonably satisfactory to Landlord. The Parking Agreement shall contain an express provision that The Cheek Family Trust and any successors and assigns agree to look solely to Tenant, and not to Landlord, for satisfaction of all obligations and duties, including but not limited to financial obligations, imposed either on Landlord or Tenant thereunder. Landlord's consent to and execution and participation in the CUP and the Parking Agreements are expressly conditioned upon the indemnity and hold harmless from Tenant as set forth in Section 22.3 below.

     22.2 Amendment of CUP / Termination Clause. Tenant shall, on or before January 17, 1997 negotiate with the City of Tustin and The Cheek Family Trust language mutually acceptable to Tenant, Landlord, the City of Tustin, and to the extent applicable, The Cheek Family Trust, to be included in the Parking Agreement and the CUP (or a letter or other document amending or clarifying the CUP) allowing (a) the Parking Agreement to be terminated at such time as this Lease is terminated for any reason and the improvements installed as the Tenant's Work are removed as specified in the Lease and this Addendum, and (b) the CUP to be correspondingly terminated such that it shall be of no further force or effect and that Landlord may use the Property without the necessity for the additional parking or other restrictions and requirements imposed by the CUP. The parties understand that the CUP will run with the Property and that for an "out" or termination clause to be effective, the conditions of the CUP may need to be amended to allow for the inclusion of the "out" or termination clause in the Parking Agreement together with the inclusion in the CUP of a corresponding provision for revocation or termination of the CUP concurrent with such termination of the Lease and removal of Tenant's improvements. Tenant shall be responsible for all costs and expenses, including attorney fees, incurred in
(i) negotiating, drafting, and amendment of the CUP, or negotiation, drafting and execution of other documentation satisfactory to the City of Tustin and Landlord, to assure that there is an "out" or termination provision for the CUP,
(ii) negotiating and drafting of the Parking Agreement, and (iii) clearing title to the Property at the termination of the Lease such that, at Landlord's option, title is free of any encumbrance relating to the CUP and the Parking Agreement and any other encumbrance. It is expressly understood and agreed that obtaining satisfactory documentation relating to such issues on or before said date is a contingency a condition precedent to Landlord's obligations to lease the Premises to Tenant. Said contingency is solely for the benefit of Landlord, and may be exerted only by Landlord and by no other party.

     22.3 Indemnity. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, obligations, and expenses, including all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding



                                       16.

brought thereon, arising at any time during or after the Term as a result (directly or indirectly) of or in connection with Tenant's and Landlord's obligations under the terms of the CUP and the Parking Agreement. The obligations of Tenant under this Section 22.3 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

23.  Contingencies.

     This Lease is contingent upon the following:

     23.1 Concurrent Termination of Dinamation Lease. The parties understand that the Premises are currently leased by Dinamation International Corp., a California corporation. Dinamation has indicated that it desires to terminate its lease, and this Lease is expressly contingent on the successful termination of the Dinamation lease to be effective as of midnight, December 31, 1996 and the surrender of the Premises by Dinamation as of that date. This Lease, and the Lease Termination with Dinamation, are hereby expressly conditioned and contingent upon each other, and this Lease and the Lease Termination shall be effective concurrent with each other and in no event shall either agreement be effective until all contingencies and conditions precedent in both agreements have been fully satisfied or waived. Notwithstanding the December 31, 1996 date for termination and surrender by Dinamation, in the event that Dinamation does not timely terminate and vacate, or that a contingency or condition precedent in either this Lease or the Termination Agreement has not yet been satisfied, the date shall automatically be extended by such additional time as is required to satisfy said contingencies and/or conditions precedent and for Dinamation to actually vacate and terminate its lease, up to a maximum of six additional months. In that event, the Commencement Date and Early Access Date shall be similarly be adjusted and moved forward by an equal number of days such that (i) the Commencement Date shall be the day after the revised Dinamation termination and surrender date, and (ii) (iii) this Lease shall become effective as of and concurrent with the vacation of the Premises by Dinamation in accordance with its Termination Agreement. This contingency shall be solely in favor and for the benefit of Landlord, and may be raised and/or exerted only by Landlord and by no other party.

     23.2 Conditional Use Permit and Other Contingencies. This lease is contingent upon (i) the successful execution of the CUP and the related Parking Agreement (including amendment of the CUP conditions to provide for an "out" or termination provision as a way to terminate the Parking Agreement and to revoke the CUP), and (ii) the approval of the Board of Directors of Tenant. The contingency set forth as (i) must be satisfied on or before January 17, 1997, and the contingency set forth as (ii) must be satisfied or waived by Landlord and Tenant on or before January 17, 1997. In the event of a failure of Tenant to give Landlord written notice of the failure of the contingency listed as (ii) in this Section 23.2 on or before the date specified, said contingency shall be deemed satisfied and/or waived by Tenant.

24. Assignment of Existing Sublease. Silicon Systems currently occupies the rear 19,900 square feet of the Premises for office and dead storage under a sublease agreement with Dinamation. Tenant shall enter into appropriate documentation (whether by way of a new sublease or otherwise, with terms materially identical to the terms of the existing Silicon Systems sublease) in a form reasonably satisfactory to Tenant. Alternatively, Tenant may negotiate an acceptable "buy-out" of the Silicon Systems sublease which expires February 28, 1998. In any event, Tenant will accept the full and complete obligation and hereby agrees to be responsible for restoring and surrendering the Premises upon the termination of this Lease with Landlord to the condition called for in
Exhibit 1, regardless of any obligation of Silicon Systems for restoration under the terms of its sublease. Tenant shall be solely responsible for, and hereby releases Landlord from any and all liability or involvement with, enforcement of the restoration provisions of the current sublease against Silicon Systems. The new sublease or buy-out shall be accomplished on or before January 17, 1997.

25. Non-Disturbance Agreement from Current Lender. Landlord will request that Landlord's Lender provide a non-disturbance agreement stating that Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default under the Lease and so long as Tenant shall pay all Rent due hereunder and otherwise observe and perform all of the provisions of this Lease unless this Lease is otherwise terminated pursuant to its terms; provided however, that the parties recognize that Landlord's lender is under no obligation to execute such agreement and that accordingly the obtaining of such non-disturbance agreement is not and shall not be a condition to the validity of this Lease. Landlord has provided to Tenant a copy of the standard subordination for the current Lender normally executes, and has represented to Tenant that its Lender has in the past commonly executed such subordination agreements upon request and payment of Lender's processing fee of One Thousand Dollars ($1,000.00). Tenant agrees to pay all processing or other fees charged by Landlord's Lender in connection with obtaining and providing such subordination.

26.  Condition of Premises.

     26.1 Tenant has determined that the Premises are acceptable for Tenant's use and Tenant acknowledges that neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Premises or their fitness for Tenant's use upon which Tenant has relied directly or indirectly for any purpose.

     26.2. Tenant acknowledges that Tenant has inspected the Premises and that Tenant accepts the Premises in an "AS-IS" condition, except for the work Landlord has specifically agreed to do as set forth in this Addendum. Any tenant improvements which Tenant requires in and to the Premises shall be provided by Tenant, at Tenant's sole expense; provided, however, all tenant


                                       17.

improvements shall be subject to Landlord's prior written approval and shall comply with the provisions of Section 9, the Work Letter attached as Exhibit B, and this Addendum.

27.  Additional Security Deposit - Letter of Credit.

     27.1 Delivery of Letter of Credit. In addition to the required cash Security Deposit and as called for in the Basic Lease Information, Tenant shall deliver to Landlord a clean, irrevocable standby letter of credit (the "LC") substantially in compliance with the terms, provisions and requirements of this
Section 27, in the amount of Forty Five Thousand Dollars ($45,000.00) and issued by a financial institution acceptable to Landlord. The LC shall be negotiable as set forth in this Section 27.

     27.2 Term and Renewal of Letter of Credit. The LC shall be for a term of Twelve (12) months, automatically renewable annually. Tenant shall keep the LC in effect for the entire Term of this Lease, including any extensions and/or options exercised by Tenant, plus Ninety (90) days thereafter. Tenant and Tenant's bank shall be required to give Landlord 60 days notice prior to the LC expiration if Tenant's bank does not agree to automatically renew such LC. If for any reason LC is not renewed, Landlord shall be entitled to immediately draw the entire amount of the LC, and hold such sum as an additional security deposit for Tenant's faithful performance of the obligations the LC secures in accordance with the provisions of the Lease and Section 27.3 below.

     27.3 Amount of Draw on Letter of Credit. Upon (i) Tenant's failure to remove (in accordance with the provisions of Section 20.3 hereof) the improvements made by Tenant as allowed in Section 20.1 and/or elsewhere in the Lease, (ii) Tenant's failure to promptly and timely follow-through with completing the termination of the Parking Agreement and the termination of any restrictions, obligations, and conditions called for by the CUP, all as set forth herein and in other documents related to such matters, or (iii) promptly and timely indemnify Landlord for all costs, expense, liability, or damage relating to the CUP, Parking Agreement, and new Improvements matters as called for herein and in other related documents, Landlord shall be entitled to obtain payment under the LC, in such amount as may be required to satisfy Tenant's outstanding obligations under the Lease and such other related documents and shall apply such amount to said obligations. Specifically, Landlord shall be entitled to obtain partial draws pursuant to the LC in the amounts required to satisfy Tenant's unfulfilled obligations with respect to such matters.

     27.4 Manner of Presentment. Landlord is authorized to draw, for the account of Tenant, the amounts allowable pursuant to this provision by a draft, which shall be payable at sight, accompanied by a statement of Landlord that (a) Landlord is entitled to draw on the amount set forth in said draft pursuant to
Section 27.3 of this Lease, or (b) Landlord is entitled to draw on the full amount of the LC as a result of a failure by Tenant to renew, extend or replace the LC pursuant to the terms of the Lease. Payment of the draft shall be made by bank check payable to Landlord, or in such other manner or to such other accounts as Landlord may designate in the draft.





LANDLORD'S INITIALS                      TENANT'S INITIALS
                   -------                                -------


                                       18.

                                    EXHIBIT A
                                    PREMISES











                                  [FLOORPLAN]

                                    EXHIBIT B

                                   WORK LETTER

Tenant Improvements.

(a) Tenant's Work. Following the execution of this Lease by both parties, Landlord shall deliver possession of the Premises to Tenant as called for in the Addendum, and Tenant shall construct or cause to be constructed in and to the Premises, at Tenant's cost, certain tenant improvements, defined as the demolition of existing offices and construction of a 15,000 square foot mezzanine including 30,000 square feet of two-story open plan office space (15,000 square feet upstairs and 15,000 square feet downstairs which includes the existing office space) (the "Tenant's Work"), in accordance with Landlord's building standards and the provisions of Section 9 of the Lease and Section 20 of the Addendum. Tenant's Work, as well as Tenant's installation of furniture, fixtures and equipment in the Premises shall be performed in a good and workmanlike manner, and shall comply with all applicable governmental permits, laws, ordinances and regulations. In addition, Tenant shall comply with Landlord's requirements for improvements or alterations by Tenant as specified in Exhibit J attached to this Lease.

(b) Approval of Working Drawings. Preparation of the working drawings shall be the responsibility of Tenant and Tenant shall submit same to Landlord within forty-five (45) days after execution of this Lease, for Landlord's approval (to be evidenced by Landlord's representative's signature thereon). Landlord and Tenant shall confer regarding any changes reasonably required by Landlord, Tenant shall cause to be made such changes as are mutually agreed to, and deliver revised working drawings to Landlord within fifteen (15) business days. Landlord's approval shall be given within five (5) business days following receipt thereof. Any significant or material changes to the plans and working drawings which Tenant desires to make during the course of construction shall require Landlord's consent, which consent shall not be unreasonably withheld. In all events, Tenant shall provide Landlord with notice of all changes to the plans and working drawings. TENANT HAS SUBMITTED TO LANDLORD THE DRAWINGS / PLANS ATTACHED HERETO AS EXHIBIT B-1, WHICH DRAWINGS / PLANS HAVE BEEN APPROVED BY LANDLORD.

(c) Cost of Tenant's Work. The cost of Tenant's Work, including without limitation, the architect's and/or space planner's fees, the construction costs, and any additional costs due to changes required by the City, or other local, state or federal governmental agency having jurisdiction, or due to events or conditions beyond Tenant's control, shall be borne by Tenant and Landlord shall have no liability therefor.

(d) Indemnity. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, demands, actions, or causes of action arising out of or relating to Tenant's Work or any part thereof, unless caused solely by the negligence or willful misconduct of Landlord or Landlord's agents or employees. The foregoing indemnity shall include, without limitation, reasonable attorneys' fees incurred by Landlord to defend itself against any action or proceeding, together with reasonable attorneys' fees incurred to enforce this indemnity.

(E) CUT TO JOIN DRIVEWAYS AND UTILITY CONDUIT TRENCHING. LANDLORD ACKNOWLEDGES THAT TENANT HAS DISCLOSED THAT IT PLANS TO (I) CUT A DRIVEWAY TO JOIN THE PARKING OF THE PREMISES WITH THE ADJACENT BUILDING ALREADY OCCUPIED BY TENANT, (TOGETHER WITH SUCH OTHER ACCESS MODIFICATIONS AS MAY BE APPROPRIATE WITH RESPECT TO THE ADDITIONAL PARKING EASEMENT BEING OBTAINED BY TENANT IN COMPLIANCE WITH THE CUP), AND (II) TRENCH FOR AND INSTALL A CONDUIT FOR UTILITIES BETWEEN THE PREMISES AND THE ADJACENT BUILDING OCCUPIED BY TENANT. LANDLORD HAS GIVEN ITS CONSENT IN CONCEPT TO SUCH ITEMS, PROVIDED HOWEVER, THAT THE FINAL APPROVAL OF LANDLORD IS EXPRESSLY CONDITIONED UPON ACCEPTABLE PLANS AND SPECIFICATIONS TO BE PROVIDED BY TENANT (WHICH HAVE NOT YET BEEN PREPARED) AND APPROVED BY LANDLORD, AND THAT SUCH FINAL CONSENT AND APPROVAL IS FURTHER EXPRESSLY SUBJECT TO AND CONDITIONED UPON THE OBLIGATION OF TENANT TO RESTORE THE PROPERTY LINE OF THE PREMISES TO ITS ORIGINAL CONDITION UPON TERMINATION OF THE LEASE.

LANDLORD'S INITIALS                                 TENANT'S INITIALS
                   -------                                           -------

                                   EXHIBIT B-1

                                   SPACE PLAN

                                    EXHIBIT C
                          COMMENCEMENT DATE MEMORANDUM

     With  respect to that certain lease ("Lease") dated           , 19  ,
between                 a ("Tenant"), and Catellus Development Corporation, a
Delaware corporation ("Landlord"), whereby Landlord leased to Tenant and Tenant
leased from Landlord approximately         rentable square feet of the building
located at                                              ("Premises"), Tenant
hereby acknowledges and certifies to Landlord as follows:

      (1)   Landlord delivered possession of the Premises to Tenant in a
Substantially completed condition on                  ("Possession Date");

      (2)   The Commencement Date is                                       ; and

      (3) Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant's use.

     IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this
day of             199 .
                                          "Tenant"

                                          ____________________________, a

                                          ____________________________

                                          By: ________________________

                                                Its: _________________

                                          By: ________________________

                                                Its: _________________


ACORD CERTIFICATE OF INSURANCE                                                                  ISSUE DATE (MM/DD/YY)
------------------------------------------------------------------------------------------------------------------------------
PRODUCER                                     THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO
                                             RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND
                                             OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
------------------------------------------------------------------------------------------------------------------------------
                                                                     COMPANIES AFFORDING COVERAGE
                                                          (Must have "Best" Rating of "A8" or better)
------------------------------------------------------------------------------------------------------------------------------
                                             COMPANY
                                             LETTER      A
------------------------------------------------------------------------------------------------------------------------------
INSURED                                      COMPANY
                                             LETTER      B
------------------------------------------------------------------------------------------------------------------------------
                                             COMPANY
                                             LETTER      C
------------------------------------------------------------------------------------------------------------------------------
                                             COMPANY
                                             LETTER      D
------------------------------------------------------------------------------------------------------------------------------
                                             COMPANY
                                             LETTER      E
------------------------------------------------------------------------------------------------------------------------------
COVERAGES
------------------------------------------------------------------------------------------------------------------------------
THIS IS TO CERTIFY THAT POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD
INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS
CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS,
EXCLUSIONS, AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
------------------------------------------------------------------------------------------------------------------------------
CO                                              POLICY EFFECTIVE     POLICY EXPIRATION
LTR     TYPE OF INSURANCE       POLICY NUMBER   DATE (MM/DD/YY)      DATE (MM/DD/YY)         ALL LIMITS IN THOUSANDS
------------------------------------------------------------------------------------------------------------------------------
     GENERAL LIABILITY                                                                     GENERAL AGGREGATE            $2,000
     [X] COMMERCIAL GENERAL                                                                 PRODUCTS COMP/OPS           $2,000
           LIABILITY                                                                            AGGREGATE
     [ ] CLAIMS MADE                                                                        PERSONAL & ADVERTISING      $2,000
     [X] OCCURRENCE                                                                         INJURY
     [X] OWNER'S & CONTRACTORS                                                              EACH OCCURRENCE             $2,000
           PROTECTIVE                                                                       FIRE DAMAGE (ANY ONE FIRE)  $   50
     [X] RAILROAD PROT. LIAB.                                                               MEDICAL EXPENSE (ANY        $    5
     [X] X C U INCLUDED                                                                         ONE PERIOD)
------------------------------------------------------------------------------------------------------------------------------
     AUTOMOBILE LIABILITY                                                                   CSL                 $2,000
     [X] ANY AUTO                                                                           --------------------------
     [ ] ALL OWNED AUTOS                                                                    BODILY INJURY
     [ ] SCHEDULED AUTOS                                                                    (PER PERSON)        $
     [X] HIRED AUTOS                                                                        --------------------------
     [X] NON-OWNED AUTOS                                                                    BODILY INJURY       $
     [ ] GARAGE LIABILITY                                                                   (PER ACCIDENT)
     [ ] ________________                                                                   --------------------------
                                                                                            PROPERTY DAMAGE     $
------------------------------------------------------------------------------------------------------------------------------
     EXCESS LIABILITY                                                                               EACH          AGGREGATE
     [X] FOLLOWING FORM                                                                          OCCURRENCE
         OTHER THAN UMBRELLA FORM                                                               $               $
------------------------------------------------------------------------------------------------------------------------------
                                                                                            STATUTORY
     WORKERS' COMPENSATION                                                                  ----------------------------------
                                                                                              $ 1,000  (EACH ACCOUNT)
             AND                                                                            ----------------------------------
                                                                                              $ 1,000  (DISEASE POLICY LIMIT)
     EMPLOYERS' LIABILITY                                                                   ----------------------------------
                                                                                              $ 1,000  (DISEASE EACH EMPLOYEE)
------------------------------------------------------------------------------------------------------------------------------
     OTHER



------------------------------------------------------------------------------------------------------------------------------
     DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/RESTRICTIONS/SPECIAL ITEMS
        Certificate holder is named as additional insured as respects:

        ____________________________________________________________________________________ (Location)
        Refer to Additional Insured endorsement attached. Aggregate limits apply per location.

------------------------------------------------------------------------------------------------------------------------------
     CERTIFICATE HOLDER                                     CANCELLATION

        CATELLUS DEVELOPMENT CORPORATION                    SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED OR LIMITS
        1065 N. PACIFICENTER DRIVE, SUITE 200               REDUCED, BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY
        ANAHEIM, CA 92806                                   WILL ENDEAVOR TO MAIL 60 DAYS WRITTEN NOTICE; TO THE CERTIFICATE
        ATTN: ASSET MANAGEMENT                              HOLDER NAMED TO THE LEFT.
        FAX (714) 237-7416                                  ------------------------------------------------------------------
                                                            AUTHORIZED REPRESENTATIVE

                                                            EXHIBIT D
------------------------------------------------------------------------------------------------------------------------------

ACORD.                   EVIDENCE OF PROPERTY INSURANCE         DATE(MM/DD/YY)

THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY. (Must have "Best" Rating of "A 8" or better.)

PRODUCER                        COMPANY

CODE            SUB-CODE

INSURED                         LOAN NUMBER                                     POLICY NUMBER

                                EFFECTIVE DATE (MM/DD/YY)                       EXPIRATION DATE (MM/DD/YY)      CONT. UNTIL
                                                                                                                TERMINATED
                                                                                                                IF CHECKED
                                THIS REPLACES PRIOR EVIDENCE DATED:

-----------------------------------------------------------------------------------------------------------------------------------
PROPERTY INFORMATION

LOCATION/DESCRIPTION

        (provide address of leased premises)

-----------------------------------------------------------------------------------------------------------------------------------
COVERAGE INFORMATION

                        COVERAGE/PERILS/FORMS                                           AMOUNT OF INSURANCE     DEDUCTIBLE

        Business Personal Property (including Tenants Improvements                      $ _________________     $ _________
                and Betterments, if applicable)

        Business Income (100% contribution)                                             $ _________________     $ _________

        Boiler & Machinery (if applicable)                                              $ _________________     $ _________
        Warehousers legal liability (if applicable)                                     $ _________________     $ _________

        Replacement Cost Coverage, special form

-----------------------------------------------------------------------------------------------------------------------------------
REMARKS (Including Special Conditions)

        Waiver of Subrogation provision included (per lease)

-----------------------------------------------------------------------------------------------------------------------------------
CANCELLATION

        THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD.  SHOULD
        THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 60 DAYS
        WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT
        INTEREST.  IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.
-----------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL INTEREST

NAME AND ADDRESS                                NATURE OF INTEREST

        CATELLUS DEVELOPMENT CORPORATION                MORTGAGEE                       ADDITIONAL INSURED
        1065 N. PACIFICENTER DRIVE, SUITE 200
        ANAHEIM, CA 92806                               LOSS PAYEE                 X    (OTHER)     Landlord
            ATTN:   ASSET MANAGEMENT            ----------------------------------------------------------------------------------
        FAX     (714)   237-7416                SIGNATURE OF AUTHORIZED AGENT OF COMPANY

ACORD 27 (2/88)                                                                                         (C) ACORD CORPORATION 1981
-----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT E
                                 PROHIBITED USES

The following types of operations and activities are expressly prohibited on the
Premises:

     1. automobile/truck maintenance, repair or fueling (EXCEPTING NORMAL AND ROUTINE ACTIVITIES ASSOCIATED WITH TENANT'S PERMITTED USES);

     2.   battery manufacturing or reclamation;

     3.   ceramics and jewelry manufacturing or finishing;

     4. chemical (organic or inorganic) storage, use or manufacturing (EXCEPTING NORMAL AND ROUTINE STORAGE, USE OR MANUFACTURING IN NORMAL QUANTITIES AS REASONABLY ASSOCIATED WITH TENANT'S PERMITTED USES);

     5.   drum recycling;

     6.   dry cleaning;

     7. electronic components manufacturing (EXCEPTING NORMAL AND ROUTINE ACTIVITIES ASSOCIATED WITH TENANT'S PERMITTED USES);

     8.   electroplating and metal finishing;

     9.   explosives manufacturing, use or storage,

     10.  hazardous waste treatment, storage, or disposal;

     11.  leather production, tanning or finishing;

     12. machinery and tool manufacturing (EXCEPTING NORMAL AND ROUTINE ACTIVITIES ASSOCIATED WITH TENANT'S PERMITTED USES);

     13.  medical equipment manufacturing and hospitals;

     14.  metal shredding, recycling or reclamation;

     15.  metal smelting and refining;

     16.  mining;

     17.  paint, pigment and coating operations;

     18.  petroleum refining;

     19.  plastic and synthetic materials manufacturing;

     20.  solvent reclamation;

     21.  tire and rubber manufacturing;

     22.  above- and/or underground storage tanks; and

     23.  residential use or occupancy.

                                   EXHIBIT F
                             RULES AND REGULATIONS




                            "INTENTIONALLY OMITTED"

                                          EXHIBIT G

                                 TENANT ESTOPPEL CERTIFICATE

To:   Bank of America National Trust
      and Savings Association ("Bank")
      Real Estate Industries Division No.

      Attn:

Re:   Lease Dated:
      Current Landlord:
      Current Tenant:
      Square Feet:                                     Approximately
      Floor(s):
      Located at:

      ("Tenant") hereby certifies that as of                       199  :

      1. Tenant is the present owner and holder of the tenant's interest under the lease described above, as it may be amended to date (the "Lease") with as Landlord (who is called "Borrower" for the purposes of this Certificate). (USE THE NEXT SENTENCE IF THE LANDLORD OR TENANT NAMED IN THE LEASE IS A PREDECESSOR TO THE CURRENT LANDLORD OR TENANT.) [The original
landlord under the Lease was                        , and the original tenant
under the Lease was         .] The Lease covers the premises commonly known as
                 (the "Premises") in the building (the "Building") at the address set forth above.

                (CHOOSE ONE OF THE FOLLOWING SECTION 2(a)s BELOW)

     [2. (a) A true, correct and complete copy of the Lease (including all modifications, amendments, supplements, side letters, addenda and riders of and to it) is attached to this Certificate as Exhibit A.]

     [2   (a)  The attached Exhibit A accurately identifies the Lease and all modifications, amendments, supplements, side letters, addenda and riders of and to it.]

          (b)  (IF APPLICABLE) [The Lease provides that in addition to the
Premises, Tenant has the right to use or rent   [assigned/unassigned] parking
spaces near the Building or in the garage portion of the building during the term of the Lease.]

          (c)  The term of the Lease commenced on       199 , and will expire on
any presently exercised option or renewal term. (CHOOSE ONE OF THE FOLLOWING TWO SENTENCES.) [Tenant has no option or right to renew, extend or cancel the Lease, or to lease additional space in the Premises or Building, or to use any parking (IF APPLICABLE) [other than that specified in Section 2(b) above].] [Except as
specified in Paragraph(s)    of the Lease (copy attached), Tenant has no option
or right to renew, extend or cancel the Lease, or to lease additional space in the Premises or Building, or to use any parking (IF APPLICABLE) [other than that specified in Section 2(b) above].]

                   (CHOOSE ONE OF THE FOLLOWING SECTION 2(d)s)

          [(d) Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises are a part). Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.]

          [(d) Except as specified in Paragraph(s) ______ of the Lease (copy attached), Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises are a part). Except for the foregoing, Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.]

          (e) The annual minimum rent currently payable under the Lease is $_________ and such rent has been paid through ______ 199__. (IF APPLICABLE) [The annual percentage rent currently payable under the Lease is at the rate of ____ and such rent has been paid through _______ 199__.]

          (f)  (IF APPLICABLE) [Additional rent is payable under the Lease for
(i) operating, maintenance or repair expenses, (ii) property taxes, (iii) consumer price index cost of living adjustments, or (iv) percentage of gross sales adjustments (i.e., adjustments made based on underpayments of percentage rent). Such additional rent has been paid in accordance with Borrower's rendered bills through ______ 199_. The base year amounts for additional rental items are as follows: (1) operating, maintenance or repair expenses $_____ (2) property taxes $_____________, and (3) consumer price index (please indicate base year CPI level).]

          (g) Tenant has made no agreement with Borrower or any agent, representative or employee of Borrower concerning free rent, partial rent, rebate of rental payments or any other similar rent concession (IF APPLICABLE) [except as expressly set forth in Paragraph(s) _____ of the Lease (copy attached)].

          (h) Borrower currently holds a security deposit in the amount of $_______ which is to be applied by Borrower or returned to Tenant in accordance with Paragraph(s) _ of the Lease. Tenant acknowledges and agrees that Bank shall have no responsibility or liability for any security deposit, except to the extent that any security deposit shall have been actually received by Bank.

     3. (a) The Lease constitutes the entire agreement between Tenant and Borrower with respect to the Premises, has not been modified changed, altered or amended and is in full force and effect in the form (CHOOSE ONE) [attached as/described in] Exhibit A. There are no other agreements, written or oral, which affect Tenant's occupancy of the Premises.

          (b) All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

          (c) To the best knowledge of Tenant, no party is in default under the Lease. To the best knowledge of Tenant, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.

          (d) The interest of Tenant in the Lease has not been assigned or encumbered. Tenant is not entitled to any credit against any rent or other charge or rent concession under the Lease except as set forth in the Lease. No rental payments have been made more than one month in advance.

     4. All contributions required to be paid by Borrower to date for improvements to the Premises have been paid in full and all of Borrower's obligations with respect to tenant improvements have been fully performed. Tenant has accepted the Premises, subject to no conditions other than those set forth in the Lease.

     5. Neither Tenant nor any guarantor of Tenant's obligations under the Lease is the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.

     6. (a) As used here, "Hazardous Substance" means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.

          (b) Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under, in or about the Building or the land on which the Building is located (IF APPLICABLE) [, other than Hazardous Substances used in the ordinary and commercially reasonable course of Tenant's business in compliance with all applicable laws]. (IF APPLICABLE) [Except for such commercially reasonable use by Tenant,) Tenant has no actual knowledge that any Hazardous Substance is present, or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land.

     7. Tenant hereby acknowledges that Borrower (CHOOSE ONE) [intends to encumber/has encumbered] the property containing the Premises with a Deed of Trust in favor of Bank. Tenant acknowledges the right of Borrower, Bank and any and all of Borrower's present and future lenders to rely upon the statements and representations of Tenant contained in this Certificate and further acknowledges that any loan secured by any such Deed of Trust or further deeds of trust will be made and entered into in material reliance on this Certificate.

     8. Tenant hereby agrees to furnish Bank with such other and further estoppel as Bank may reasonably request.





                              ----------------------------------

                              By:
                                 -------------------------------
                              Name:
                                   -----------------------------
                              Title:
                                    ----------------------------

                                    EXHIBIT H

            SAMPLE FORM OF ACCEPTABLE SUBORDINATION, NONDISTURBANCE
                            AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN TO:

SHEPPARD, MULLIN, RICHTER & HAMPTON
333 South Hope Street, 48th Floor
Los Angeles, CA 90071
Attention:  Mark L. Nelson, Esq.

                                 SUBORDINATION,
                     NONDISTURBANCE AND ATTORNMENT AGREEMENT

     This agreement ("Agreement"), dated as of                       , 19 ,
executed by       , a                 corporation ("Tenant"), and CATELLUS
DEVELOPMENT CORPORATION, a Delaware corporation ("Landlord"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as Agent ("Lender"), is entered into with reference to the following facts:

          A. Tenant is presently leasing certain premises (the "Premises") comprising a portion of the real property (the "Property") described in Exhibit "A", attached hereto and incorporated herein by this reference, pursuant to a
lease (as modified from time to time, the "Lease") dated            19 , between
Tenant and Landlord.

         B.   Lender has made or agreed to make a loan or loans to Landlord
(the "Loan") and, in connection therewith, Landlord has executed a deed of trust (as modified from time to time, the "Deed of Trust") and an assignment of leases (the "Assignment of Leases"), assigning to Lender Landlord's interest in the Property, including Landlord's interest as landlord under the Lease.

         In consideration of the foregoing, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord hereby agree as follows.

     1. Certifications by Tenant. Tenant hereby certifies to Lender as follows:

          1.1 Upon full execution, the Lease will be in full force and effect, Tenant will occupy the Premises pursuant thereto, and Tenant has not transferred its interests in the Lease or agreed to do so.

          1.2 A true and complete copy of the Lease, together with all amendments, supplements and other modifications thereto (oral or written), has been delivered to Lender by Landlord prior to the execution of this Agreement.

          1.3 No rent or other amount has been prepaid under the Lease, except as follows (if none, state "None"):

          1.4 No deposit of any nature has been made in connection with the Lease (other than deposits the nature and amount of which are expressly described in the Lease), except as follows (if none, state "None"):

          1.5  Upon the commencement of the Lease term, Tenant will be obligated
to pay [BASE] rent under the Lease in the amount of $       per month [AND
PERCENTAGE RENT IN AN AMOUNT EQUAL TO    % OF ITS [GROSS] [NET] INCOME (AS
DEFINED IN THE LEASE) FOR EACH 12-MONTH PERIOD ENDING               , 19 ].
[TENANT'S SHARE OF COMMON AREA CHARGES, INSURANCE, REAL ESTATE TAXES AND ADMINISTRATIVE AND OVERHEAD CHARGES IS ESTIMATED TO BE CHARGED AT THE RATE OF
$        PER MONTH.]

          1.6 The Lease is the only agreement between Landlord and Tenant with respect to the Premises, and Tenant claims no rights with respect to the Premises or the Property other than those set forth in the Lease, except as follows (if none, state "None"):

          1.7 To the best of Tenant's knowledge, there are no existing defenses or offsets against amounts due or to become due to Landlord under the Lease, and there are no existing uncured defaults by Landlord under the Lease, nor has any event occurred which, with the passage of time or the giving of notice or both, would constitute such a default, except as follows (if none, state "None"):

          1.8 Landlord has offered no free rent period, building allowance or similar concession(s) to induce Tenant to enter into the Lease except as set forth in the Lease; and Landlord has no other obligations to Tenant in connection with the Lease, matured or not yet matured, except as set forth in the Lease.

          1.9 To the best of Tenant's knowledge, no circumstance presently exists, and no event has occurred, that would prevent the Lease from becoming effective or would entitle Tenant to terminate the Lease.

     2. Consent to Assignment. Tenant understands that Landlord has assigned or will assign the Lease to Lender in connection with the Loan, and Tenant hereby consents to such assignment. Tenant is not aware of any prior assignment of the Lease by Landlord, except as follows (if none, state "None"):

     3. No Modification of Lease; Lender Consents. Tenant shall not, without Lender's prior written consent, (a) amend, supplement, terminate (except to the extent permitted under Section 4, below) or otherwise modify the Lease; or (b) accept (and/or act in reliance on) the release, relinquishment or waiver by Landlord of any right with respect to the Lease. Any such termination, modification, acceptance or other action taken without such prior consent shall, at Lender's option, be void. Without limiting the generality of the foregoing,
(i) any assignment or subletting by Tenant (or by any assignee or subtenant) which requires Landlord's consent shall also require Lender's consent, which consent shall not be unreasonably withheld and shall, at Lender's option, be void if such consent is not obtained, and (ii) any alteration to the Premises which requires Landlord's consent shall also require Lender's consent, which consent shall not be unreasonably withheld. Tenant shall not pay any rent or other amount due to Landlord under the Lease more than 10 days in advance of the due date.

     4. Lender Cure Rights. Tenant shall not exercise any termination remedy upon a default by Landlord with respect to the Lease unless Tenant has first given Lender written notice of such default (at the address shown below or any other address hereafter supplied to Tenant by Lender) and such default is not cured within 30 days thereafter; provided that, if such default is nonmonetary, is curable by Lender, and (a) is of such a nature that it cannot reasonably be cured within 30 days or (b) the cure thereof by Lender requires Lender to have possession of the Property, then in either such event Tenant shall not exercise any termination remedy so long as Lender is diligently taking all steps required for Lender to cure the default (including pursuit of possession of the Property, to the extent required).

ADDRESS FOR NOTICES TO LENDER:

      BANK OF AMERICA NT & SA
      50 California St., 11th Floor (#9105)
      San Francisco, CA 94111
      Attention:    Janice Sears, Vice President

     5. Payments to Lender. Tenant shall make all payments under the Lease to Lender upon receiving a direction to pay from Lender, and shall comply with any such direction to pay without determining whether any default exists with respect to the Loan.

     6.   Agreements by Landlord. Landlord hereby agrees as follows:

          6.1 Tenant shall have no liability to Landlord for any amount otherwise owing to Landlord under the Lease in the event that (a) Tenant receives a written demand from Lender to pay such amount to Lender and (b) Tenant thereafter pays such amount to Lender.

          6.2 Tenant shall be entitled to assume that any such demand by Lender is valid and shall be under no obligation, and shall have no right, to inquire as to its validity, nor shall any claim by Landlord that such demand is invalid affect Tenant's right and obligation to pay all amounts demanded to Lender and thereupon be discharged of Tenant's obligation to pay such amounts to Landlord.

     7. Subordination. All of Tenant's rights and interests with respect to the Premises and the Property under the Lease and all related documents (including without limitation any options to purchase and rights of first offer and first refusal) are and shall remain subject and subordinate to Lender's rights and interests in the Property under the Deed of Trust, the Assignment of Leases and all related loan and security documents, and to all amendments, supplements and other modifications now or hereafter executed with respect thereto, including without limitation modifications that substantially increase the obligations to Lender to which Tenant's interests are subordinated. Without limiting the generality of the foregoing, the provisions of the above-described loan and security documents shall prevail over any inconsistent provisions of the Lease relating to the disposition of insurance and condemnation awards.

     8. Nondisturbance and Attornment. In the event of any judicial or nonjudicial foreclosure of the Deed of Trust or transfer by deed in lieu thereof, the Lease shall not terminate, nor shall Tenant's rights thereunder be disturbed, except in accordance with the terms of the Lease or any amendment or other applicable agreement executed by Tenant with respect thereto; provided, however, that the transferee of Landlord's interests pursuant to such foreclosure or other transfer shall not be (i) liable for any act or omission of any prior landlord under the Lease (including without limitation the breach of any representation or warranty made by any prior landlord unless such breach is caused by such transferee), (ii) obligated to cure any default of any prior landlord under the Lease (other than nonmonetary defaults that remain uncured at the time of foreclosure), (iii) subject to any offsets or defenses which Tenant is entitled to assert against any prior landlord under the lease, (iv) bound by any payment of any amount owing under the Lease to any prior landlord which was made more than 10 days prior to the date due, (v) bound by any amendment or other modification to the Lease which was made subsequent to the date of this Agreement without the prior written consent of Lender (which shall not be unreasonably withheld) and which could adversely affect the landlord's interests, or (vi) liable for the return to Tenant of any security or other deposit paid by Tenant to any prior landlord under the Lease except to the extent that such transferee actually receives such deposit. Tenant shall attorn to and accept any such transferee as the landlord under the Lease for the unexpired balance of the Lease term, and shall execute any document reasonably requested by such transferee to evidence such attornment.

     9. Further Assurances. Each party hereto shall execute, acknowledge and deliver to each other party all documents, and shall take all actions, reasonably required by such other party from time to time to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Agreement.

     10. Attorneys' Fees. In the event that any litigation shall be commenced concerning this Agreement, the party prevailing in such litigation shall be entitled to recover, in addition to such other relief as may be granted, its reasonable costs and expenses, including without limitation reasonable attorneys' fees and court costs, whether or not taxable, as awarded by a court of competent jurisdiction.

     11. Reliance by Lender. Tenant understands that Lender will rely upon this Agreement in making the Loan and/or in entering into certain agreements and/or granting certain consents in connection therewith. Notice of acceptance of this Agreement by Lender is waived.

     12. Miscellaneous. This Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties. This document may be executed in counterparts with the same force and effect as if the parties had executed one instrument, and each such counterpart shall constitute an original hereof. This Agreement shall be governed by the laws of the State of California.

      IN WITNESS WHEREOF, Tenant and Landlord have caused this Agreement to be duly executed as of the date first written above.

                                    "Tenant":

                                    a              corporation

                                    By

                                       Its

                                    By

                                       Its

                                    "Landlord":

                                    CATELLUS DEVELOPMENT CORPORATION,
                                    a Delaware corporation

                                    By

                                       Its

STATE OF
                     ss.
COUNTY OF

      On                  , 19__, before me,
personally appeared               personally known to me or proved to me on the
basis of satisfactory evidence to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

STATE OF CALIFORNIA
                     ss.
COUNTY OF ORANGE

      On                  , 19__, before me,
personally appeared                            personally known to me or proved
to me on the basis of satisfactory evidence to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/ they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

                                                                          CA
                                                                             ---
                                   EXHIBIT "A"

                        Legal Description of the Property

The real property in the County of             , State of California, more
particularly described as follows:

                                   EXHIBIT I

                             DRAWING OF ACCEPTABLE
                               INDUSTRIAL/OFFICE

                             CONFIGURATION AT LEASE
                                  TERMINATION

                                    EXHIBIT J

                        CATELLUS DEVELOPMENT CORPORATION
             REQUIREMENTS FOR IMPROVEMENTS OR ALTERATIONS BY TENANT

     If Landlord shall permit Tenant to construct any initial tenant improvements in the Premises or to have any work performed in the Premises at any time prior to or during the Lease term by a contractor retained by Tenant ("Tenant's Work"), then Tenant shall comply with the requirements set forth herein. When the work has been properly authorized, Tenant will receive written approval and consent for alterations to the Premises. All alterations to the Premises, excepting movable furniture and trade fixtures, shall, at Landlord's option, become a part of the realty and belong to Landlord UNLESS OTHERWISE SPECIFICALLY SET FORTH IN THE LEASE.

1. SUBMITTAL OF PLANS. Prior to commencing any work in the Premises, Tenant shall submit to Landlord for approval its proposed plans for the work. Without limiting the foregoing, Tenant shall provide:

     (a) A separate scale drawing denoting all proposed construction and/or demolition.

     (b)  NOT APPLICABLE.

     (c) Specify all dimensions and complete references to all work to be performed in the affected areas.

     (d) If adding extra electrical or mechanical equipment, provide complete operating and maintenance specifications for each item.

2. CHECKLIST. With respect to each project, Landlord will provide Tenant with a checklist listing the items required to be furnished to Landlord in connection with the proposed work. Tenant shall furnish to Landlord prior to, during, or upon completion of Tenant's Work, as applicable, each of the items specified in the checklist attached hereto as Attachment 1.

3.   CONTRACTORS PROVIDING TENANT IMPROVEMENT SERVICES.

     (a) The contractor employed by Tenant and any subcontractors shall be (i) duly licensed in the state in which the Premises are located, and (ii) subject to Landlord's prior written approval, which approval shall not be unreasonably withheld. If more than one trade is employed on a single job, state law requires the services of a general contractor in addition to contractors for specialty work being performed.

     (b) Each contractor shall provide proof of licensing as a general or specialty contractor in accordance with State Law. Additionally, each contractor shall furnish proof of licensing in the city or municipality wherein the construction related activity is to take place, if required by law or local ordinance.

     (c)  N/A (intentionally deleted).

     (d) Tenant and Tenant's contractors shall comply with all applicable local, state and federal codes and regulations pertaining to the performance of Tenant's Work and the completed improvements and all applicable safety regulations established by Landlord or the general contractor.

     (e) Prior to commencement of any work in the Premises, Tenant and Tenant's contractors shall obtain and provide Landlord with certificates evidencing Workers' Compensation, public liability and property damage insurance in amounts and forms and with companies satisfactory to Landlord. Each general contractor employed on the Premises shall provide Landlord with a current certificate of insurance in effect for that contractor with a thirty day notice of cancellation or revocation clause. Insurance requirements are as follows:

          (i) Comprehensive General Liability with a $2,000,000 Combined Single Limit covering the liability of Landlord and contractor for bodily injury and property damage arising as a result of the construction of the improvements and the services performed thereunder. Landlord shall be named as an additional insured.

          (ii) Comprehensive Automobile Liability with a $2,000,000 Combined Single Limit covering Landlord and vehicles used by contractor (and any subcontractor) in connection with the construction of the improvements.

          (iii) Workers' Compensation and Employer's Liability as required by law, for employees of the contractor (and any subcontractors) performing work on the Premises.

     (f) The following requirements shall be incorporated as "Special Conditions" into the contract between Tenant and its contractors and a copy of the contract shall be furnished to Landlord prior to the commencement of Tenant's Work:

          (i) Prior to start of Tenant's Work, Tenant's contractor shall provide Landlord with a construction schedule in "bar graph" form indicating the completion dates of all phases of Tenant's Work.

          (ii) Tenant's contractor shall be responsible for the repair, replacement or clean-up of any damage done by him to other contractors' work which specifically includes accessways to the Premises which may be concurrently used by others.

          (iii)Tenant's contractor shall accept the Premises prior to starting any trenching operations. Any rework of sub-base or compaction required after the contractor's initial acceptance of the Premises shall be done by Tenant's contractor, which shall include the removal from the Project of any excess dirt or debris.

          (iv) Tenant's contractor shall contain his storage of materials and his operations within the Premises and such other space as he may be assigned by Landlord or Landlord's contractor. Should he be assigned space outside the Premises, he shall move to such other space as Landlord or Landlord's contractor shall direct from time to time to avoid interference or delays with other work.

          (v) Tenant's contractor shall clean up the construction area and surrounding exterior daily. All trash, demolition materials and surplus construction materials shall be stored within the Premises and promptly removed from the Premises and the Project and disposed of in an approved sanitation site.

          (vi) Tenant's contractor shall provide temporary utilities, portable toilet facilities, and potable drinking water as required for his work within the Premises.

          (vii)Tenant's contractor shall notify Landlord or Landlord's project manager of any planned work to be done on weekends or other than normal job hours.

         (viii)Tenant's contractor or subcontractors shall not post signs on any part of the Project or on the Premises.

4.   COSTS.

     (a) Tenant shall promptly pay any and all costs and expenses in connection with or arising out of the performance of Tenant's Work (including the costs of permits therefor) and shall furnish to Landlord evidence of such payment upon request.

     (b)  NOT APPLICABLE.

5. CONTRACTOR'S BONDS. Prior to the commencement of construction, Tenant shall obtain or cause its contractor to obtain and deliver evidence thereof to Landlord payment and performance bonds covering the faithful performance of the contract for the construction of the Tenant's Work and the payment of all obligations arising thereunder. In the alternative, and at Landlord's option. Tenant may appoint Landlord as its contractor, and in so doing, Tenant shall deposit with the Landlord a sum of money equal to the entire amount of the estimated construction cost, as is required for the installation of the Tenant improvements on the Premises. If Tenant deposits with Landlord monies for construction costs, it is agreed that Landlord will not be placed in a fiduciary capacity as a trustee, or any other fiduciary title, for the sums of monies in Landlord's possession. Tenant agrees to hold Landlord harmless from any and all claims, for workmanship and installation of improvements, and for merchantability and quality of goods used for the installation of Tenant's improvements, as are requested by Tenant. Any bonds obtained pursuant hereto shall be for the mutual benefit of both Landlord and Tenant as obligees and beneficiaries. AS A FURTHER ALTERNATIVE TO DELIVERING PAYMENT OR PERFORMANCE BONDS, TENANT MAY SEEK LANDLORD'S PRIOR APPROVAL OF THE FINANCIAL STRENGTH OF TENANT'S CONTRACTOR AND A WAIVER FROM LANDLORD OF BONDING REQUIREMENTS. ANY WAIVER OF BONDING REQUIREMENTS BY LANDLORD SHALL BE IN LANDLORD'S SOLE BUT REASONABLE DISCRETION, AND LANDLORD MAY CONSIDER SUCH FACTORS IN MAKING ITS DECISION AS WHETHER OR NOT ANY MATERIAL RISKS OF EXPOSURE TO LANDLORD OR THE PROPERTY WILL EXIST IN LIGHT OF ALL OF THE FACTS AND CIRCUMSTANCES, INCLUDING BUT NOT LIMITED TO THE CONTRACTORS FINANCIAL STRENGTH, IF SUCH BONDING REQUIREMENTS ARE WAIVED.

6.   MECHANIC'S LIENS.

     (a) Tenant shall not suffer or permit to be enforced against the Premises or any part of the Project any mechanic's, materialman's, contractor's or subcontractor's lien arising out of any work of improvement, however it may arise.

     (b) Tenant shall notify Landlord at least ten (10) days prior to the commencement of construction of any Tenant's Work and Landlord shall have the right to post and record a notice of nonresponsibility in conformity with applicable law. Within ten (10) days following completion of Tenant's Work, Tenant shall file a Notice of Completion and deliver to Landlord an unconditional release and waiver of lien executed by each contractor, subcontractor and materialman involved in Tenant's Work.

     (c) In the event any lien is filed against the Project or any portion thereof or against Tenant's leasehold interest therein, Tenant shall obtain the release and/or discharge of said lien, within seven (7) days after the filing thereof. In the event Tenant fails to do so, Landlord may obtain the release and/or discharge of said lien and Tenant shall indemnify Landlord for the costs thereof, including reasonable attorney's fees, together with interest at the Applicable Interest Rate from the date of demand. Nothing herein shall prohibit Tenant from contesting the validity of any such asserted claim, provided Tenant has furnished to Landlord a lien release bond freeing the Premises from the effect of the lien claim.

     (d) NOTWITHSTANDING ANYTHING TO THE CONTRARY, IN THE EVENT ANY OF THE REQUIREMENTS AND PROVISIONS OF THIS SECTION 6 CONFLICT WITH OTHER TERMS OF THE LEASE, THE TERMS OF THE LEASE SHALL CONTROL OVER THE TERMS OF THIS EXHIBIT.

7. INDEMNITY. Tenant shall indemnify, defend (with counsel satisfactory to Landlord) and hold Landlord harmless from and against any and all suits, claims, actions, loss, cost or expense (including claims for workers' compensation, attorney's fees and costs) based on personal injury or property damage, or otherwise (including, without limitation, contract and breach of warranty claims) arising from the performance of Tenant's Work. Tenant shall repair or replace (or, at Landlord's election, reimburse Landlord for the cost of repairing or replacing) any portion of the Building or item of Landlord's equipment or any of Landlord's real or personal property damaged, lost or destroyed in the performance of Tenant's Work.

8.   NOT APPLICABLE.

9. ROOF PENETRATIONS. If improvements penetrate the roof membrane, the penetrations will be sealed per Landlord/IRC roofing specifications and inspected by IRC to maintain roof warranty. The cost of inspection and all corrective work shall be borne by Tenant. Tenant shall use Landlord's original roofing contractor.

10.  NOT APPLICABLE.

11.  NOT APPLICABLE.

12. SCHEDULE OF WORK. Tenant may be required to provide a schedule of all work to be performed, subject to Landlord approval. All costs to produce such schedule shall be borne solely by the Tenant.

13. CLEAN UP AND DISPOSAL OF CONSTRUCTION DEBRIS. Building trash containers are provided for office generated trash only and are not to be used for disposal of construction-related materials and debris. Unapproved usage will result in a penalty assessment to the Tenant equal to the cost of an extra pick-up service as provided under the current rate schedule of regular trash removal service.

14. INSPECTION BY LANDLORD. Landlord reserves the following rights: (i) the right of inspection prior to, during and at completion of all construction and/or demolition, (ii) the right to post and record a notice of nonresponsibility in conformity with California law, and (iii) the right to order a total stop to all improvements underway for non-compliance with any of the above criteria.

15. RIGHT OF ENTRY. Landlord will permit entry of Tenant and/or Tenant's contractors into the Premises for the purpose of performing work prior to the commencement of the Term, and while Landlord's contractor is working at the Premises, only at such time or times as Landlord shall deem feasible under the circumstances. Such license to enter before commencement of the Term is expressly conditioned upon the contractor retained by Tenant working in harmony and not interfering with the workers, mechanics, suppliers, contractors and subcontractors of Landlord; and if at any time such entry or work by Tenant's contractors or subcontractors shall cause any disharmony or interference, such permission to enter may be withdrawn by Landlord immediately upon written notice to Tenant. Such entry shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease, except the covenant to pay Base Rent. Tenant's contractor shall perform the work in a manner and at times which do not impede or delay Landlord's contractor in the performance of its work. Any delays in the completion of the Premises or the commencement of the rental and any damage to any work caused by Tenant's contractor shall be at the sole cost and expense of Tenant.

16.  GENERAL PROVISIONS.

     (a) If Landlord has agreed to provide an allowance toward the cost of tenant improvements, Landlord shall retain from such funds an amount determined by Landlord until Tenant has fully complied with the requirements hereof.

     (b) All materials, work, installations and decorations of any nature whatsoever brought on or installed in the Premises before the commencement of the Term or throughout the Term shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever.

     (c) Nothing contained herein shall make or constitute Tenant as the agent of Landlord.

               ITEMS TO BE FURNISHED TO LANDLORD FOR EACH WORK OF
                                  IMPROVEMENTS

1.   Plan of Alterations for Landlord Approval.

2.   Contractor(s), Address, Telephone Number, Contact Person.

3.   Copy of Contractor's State and City Business License.

4.   Copy of Building Permit.

5.   Copy of Final Inspection and Signed Building Permit Cards.

6. Copy of Certificate of Insurance Naming Catellus Development Corporation as Additional Insured. Insurance to include Comprehensive General Liability, Comprehensive Auto, Workers' Compensation and Employer's Liability.

7.   Signed Unconditional lien waiver in favor of Catellus Development
     Corporation.

8.   Schedule of Work.

9.   Copy of Completion and Payment Bond.

10.  Architect's License and Expiration.

11.  Tenant and Architect Agreement.

12.  Tenant and Contractor Agreement.

13.  Copy of Permit Plans.

14.  Copy of As-Builts.

15.  Copy of Recorded Notice of Completion.

16.  Certificate of Occupancy.

17. Evidence of Insurance for All-Risk/Builder's Risk Insurance to the Amount of Improvements.

                                  Attachment I

                             [CATELLUS LETTERHEAD]


January 3, 1997


Mr. Herb Espleland
Pairgain Technologies, Inc.
14402 Franklin Avenue
Tustin, CA 92680-7013


        Re:  Condition of Premises - 14352 Franklin Avenue, Tustin, California


Dear Mr. Espleland,

After discussions with Dinamation, the payment for deferred maintenance items currently addressed in Paragraph 21.4 of the lease by and between Catellus Development Corporation and Pairgain Technologies, Inc. shall be paid by Catellus. The allowance for the deferred maintenance items will be $3,000.00. This is calculated as $2,000.00 for parking lot repair and $1,000.00 for building paint. Kevin Turner of Grubb & Ellis has copies of repair bids to support this allowance. Please strike Paragraph 21.4 of the lease, initial the change, and execute the leases previously provided.

Catellus Development Corporation, prior to and in conjunction with the improvements to be made by Pairgain Technologies, Inc., will complete the following items at its expense:

a) Maintenance to roof. This will include closing the penetration made by Dinamation for their paint booth.

b)      Repair of slab fractures, 1/8" or greater, in concrete flooring.

c)      Re-tacking of foil insulation.

From walk through of facility on December 30, 1996 with Dinamation.

d) Remove abandoned conduit drops, manufacturing lighting and suspended shields.

e)      Repair roof drywall penetration in one hour fire wall.

f)      Repair roll up door openings.

Pairgain Technologies, Inc.
January 3, 1997
Condition of Premises
Page 2


This letter, once signed by Pairgain Technologies, Inc., will become a binding commitment from Catellus Development Corporation as to the delivery state of the facility located at 14352 Franklin Avenue, Tustin, California.

If you have any questions, please call me at (714) 237-7301.


Sincerely,


/s/ CHERYL TODD
Cheryl Todd
Asset Manager



Signed and Accepted.

PAIRGAIN TECHNOLOGIES, INC.



By: /s/ Charles W. McBrayer
   ----------------------------------

Its: CFO
    ---------------------------------


cc:     Gary Allen
        Kevin Turner
        Bryan Ward

                                                        December 03, 1996

                               PAINTING PROPOSALS

--------------------------------------------------------------------------------
COMPANY NAME                            PHONE NUMBER          BID
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Zion Painting Co. (Tony Lee)            (714) 736-8993        $2,850.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Lee's Painting Co. (Kenneth Lee)        (714) 638-0300        $990.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Private Contractor (John Hinds)         (714) 953-8614        $950.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
United Maintenance & Painting Co.       (714) 530-0441        $1,450.00
                        (John Pang)
--------------------------------------------------------------------------------

                                                        Page No. __ of __ Pages

-------------------------------------PROPOSAL----------------------------------

                        [LEE'S PAINTING CO. LETTERHEAD]

-------------------------------------------------------------------------------
PROPOSAL SUBMITTED TO           PHONE                   DATE
     Mis. Ruth Dinamation Inc.        665-2915                11/26/96
-------------------------------------------------------------------------------
STREET                                  JOB NAME
        14352 Franklin Av
-------------------------------------------------------------------------------
CITY, STATE AND ZIP CODE                JOB LOCATION
        Tustin                                  Same as last
-------------------------------------------------------------------------------
                        DATE OF PLANS                   JOB PHONE

-------------------------------------------------------------------------------
                EXTERIOR                                    INTERIOR
-------------------------------------------------------------------------------

[ ] WHOLE OUTSIDE               [ ] SHUTTERS     [ ] WHOLE INSIDE     [ ] CLOSET INSIDE
[x] STUCCO CONCRETE WALL        [ ] FENCE        [ ] CEILING          [ ] DOORS
[ ] EAVES                       [ ] IRON RAILING [ ] BEDROOM          [ ] WINDOWS
[ ] WOOD SIDING FRONTSIDE ONLY  [ ] STAIRWAY     [ ] BATHROOM         [ ] SHUTTERS
[ ] FACIA BOARD                 [ ] GATE         [ ] KITCHEN          [ ] RAILING
[ ] TRIM                        [ ] DORMER       [ ] LIVING ROOM      [ ] WALLPAPER REMOVE
[ ] DOORS                       [ ] LATTICE      [ ] FAMILY ROOM      [ ] VARNISH WORK
[ ] WINDOWS                     [ ] DECK FLOOR   [ ] HALLWAY          [ ] TEXTURE COAT
[ ] GARAGE DOORS                [ ] STORAGE      [ ] DINING ROOM      [ ] OTHERS
[ ] PATIO                       [ ] OTHERS       [ ] STAIRWAY
[ ] BALCONY                                      [ ] KITCHEN CABINET

-------------------------------------------------------------------------------
                           (Concrete Wall Repainting)
                                Front Side Only

A. Water power cleaning

B. Any crack & hole to patching on caulking

C. 100% acrylic flat finish coat Evershield (W201)
   Dunn-Edwards Paint Co., materials using (Top Quality Material)

D. Color: same existing color
   Light Grey -- Main Wall
   L. Dark Blue -- Trim

E. No paint: entry wood area.
-------------------------------------------------------------------------------
WE PROPOSE hereby to furnish material and labor--complete in accordance with above specifications, for the sum of:

____________________________________________________________ dollars ($ 990.00)
Payment to be made as follows:

_______________________________________________________________________________

_______________________________________________________________________________
All material is guaranteed to be as specified. All work to be completed in a workmanlike manner according to standard practices. Any alteration or deviation from above specifications involving extra costs will be included only upon written orders, and will become an extra charge over and above the ????, All agreements upon ???? accidents or delays beyond our control. Owner to carry fire, tornado and other necessary insurance. Our workers are fully covered by Workmen's Compensation Insurance.

Authorized
Signature       Lee
           -----------------------------
Note: This proposal may be withdrawn by us if not accepted within _______ days.
-------------------------------------------------------------------------------
ACCEPTANCE OF PROPOSAL--The above prices, specifications and conditions are satisfactory and are hereby accepted. You are authorized to do the work as specified. Payment will be made as outlined above.

                                          Signature ___________________________

Date of Acceptance: ___________________   Signature ___________________________
-------------------------------------------------------------------------------

                                                        December 03, 1996

                                PAVING PROPOSALS

--------------------------------------------------------------------------------
COMPANY NAME                            PHONE NUMBER          BID
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Zion Painting Co. (Tony Lee)            (714) 736-8993        $2,150.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Allstar Paving (Robert Haije)           (714) 835-9177        $1,985.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
El Camino Paving Co. (Mike)             (714) 997-9357        $2,108.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Allied Paving Co. (Chris Barnes)        (714) 632-7484        $2,580.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred Paving (Terry Baker)          (714) 632-1414        Bid in by 12/06/96
--------------------------------------------------------------------------------

                      [ALLSTAR PAVING COMPANY LETTERHEAD]

-------------------------------------------------------------------------------
                              PROPOSAL & CONTRACT
-------------------------------------------------------------------------------

        DINAMATION
TO:     14352 Franklin                          Telephone       (714) 665-2910
        Tustin, CA 92780
                                                Date    November 27, 1996
        ATTENTION: Ms. Ruth Johnson
================================================================================
                     JOB LOCATION:   14352 Franklin, Tustin
================================================================================

SCOPE OF WORK:  Furnish all labor, equipment and materials required to complete the following:

        1) Resurface approx. 2,985 sq.ft. of deteriorated pavement with up to 1" of hot asphalt. Roll and compact.

        2)      Restripe parking stalls covered by new asphalt patches.


ALL FOR THE SUM OF:                                             $1,985.00

        - Not responsible for weed growth.
        - Crack filling does not imply crack repair.
        - Not responsible for pre-existing engineering with respect to drainage.
        - Not responsible for back-fill and compaction or back-fill installed by others.
        - Engineering, testing, inspection and permit fees not included.
        - Not responsible for reflective cracking when overlaying or skin surfacing.
        - Scuffing is a natural occurence with new asphalt and seal, normally correcting itself as it is curing.

                                                ALLSTAR PAVING COMPANY, INC.
TERMS:
This proposal may be withdrawn if not accepted
within N/A days.                                By:  /s/  ROBERT HAIJE
       ---                                          ------------------------
100% due upon completion and presentation of        ROBERT HAIJE
invoice.
                                   ACCEPTANCE

I/We accept the within proposal and agree to pay the said amount in accordance with the terms set forth. All of the terms and definitions on the reverse side are incorporated herein and made a part hereof.

Company____________________________By ___________________ Date ________________

               LIMITED SECONDARY AGREEMENT TO REMOVE IMPROVEMENTS

        THIS AGREEMENT is made as of the 31st day of December 1996 ("Effective Date") by and between CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation ("Catellus") and RICHARD CHEEK, ROBERT D. CHEEK, AND DANIEL S. CHEEK, all Trustees of THE CHEEK FAMILY TRUST "D" UDT March 1, 1995 (the "Cheek Trust").

                                    RECITALS

        A. Catellus is the owner of that certain real property commonly known 14352 Franklin Ave., Tustin, California, as more particularly described on Exhibit A attached hereto and made a part hereof by this reference (the "Catellus Property").

        B. The Cheek Trust is the owner of that certain real property located in the City of Tustin, California, as more particularly described on attached hereto and made a part hereof by this reference (the "Cheek Property"), which property is located near the Catellus Property.

        C. Catellus has or intends to enter into a lease (the "Building Lease") with PairGain Technologies, Inc., a Delaware corporation ("PairGain") whereby PairGain intends to construct certain improvements (the "Tenant Improvements") to the existing Building on the Catellus Property for use by PairGain during the term of the Building Lease. As a condition to allowing such Tenant Improvements to be constructed, the City of Tustin has required that PairGain obtain additional parking and has required that the parking rights be evidenced by a Grant of Easement to be recorded on the Cheek Property. Accordingly, PairGain has entered into a lease (the "Ground Lease") with the Cheek Trust for use of the Cheek Property as a parking lot.

        D. Catellus has required as a part of the Building Lease and related documentation, that, among other things, PairGain (a) remove the Tenant Improvements in accordance with the provisions of the Building Lease at the termination or expiration of the Building Lease, and (b) indemnify and hold Catellus free and harmless from any and all costs, damages, liabilities, or consequences, whether monetary or otherwise, resulting from the building of the Tenant Improvements, the Conditional Use Permit from the City of
Tustin, and the Ground Lease.

        E. It is the intent of the parties that the Ground Lease be terminated upon termination or expiration of the Building Lease.

        F. The Cheek Trust desires the assurance of Catellus that in the event PairGain defaults in its obligation to remove the improvements such that the Ground Lease can be terminated and any encumbrance relating thereto may be removed from the title to the Cheeks Property, and Catellus is willing to give such assurance on the limited terms of this Agreement.

        NOW THEREFORE, the parties agree as follows:

1.      AGREEMENT TO REMOVE IMPROVEMENTS

        Catellus hereby agrees that in the event PairGain fails to remove the Tenant Improvements and restore the Premises to the termination condition called for in the Building Lease on or before ninety (90) days from the expiration or termination of the Building Lease, including any extensions or options thereof, Catellus will promptly undertake and pursue to completion the removal of such improvements and restoration to the condition called for in the Building Lease at its cost and expense; provided however, that such undertaking on the part of Catellus shall in no way be deemed a waiver of its rights to indemnity from PairGain nor of the primary responsibility of PairGain with respect to such removal. Further, notwithstanding the foregoing, Catellus shall not have any obligation or responsibility with respect to removal of any portion of the Tenant Improvements nor restoration which is not required as a condition by the City of Tustin to consenting to and permitting the termination of the Ground Lease and the removal of the encumbrance related to the grant of an easement for parking in connection therewith.

2.      AGREEMENT FOR SOLE BENEFIT OF THE CHEEK TRUST.

        This Agreement is intended for and strictly limited to the Cheek Trust and its successors-in-interest to the Cheek Property. Nothing in this agreement shall be construed as granting any other party, including but not limited to PairGain and the City of Tustin, any right to enforce or benefit from this agreement.

3.      SECONDARY, NOT PRIMARY OBLIGATION.

        The agreement of Catellus shall be deemed secondary to the obligation of PairGain directly to The Cheek Trust, and Catellus shall not be deemed the primary obligor for the removal of the Tenant Improvements. The Cheek Trust shall look first to PairGain for removal and restoration sufficient to result in the Ground Lease termination and reconveyance of the easement encumbering the Cheeks Property related thereto.

4.      NO REPRESENTATION OR WARRANTY.

        No representation or warranty, of any nature or kind, is made by Catellus except for the limited agreement to remove the Tenant Improvements as specifically set forth herein.

5.      GENERAL PROVISIONS.

        This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one Agreement to be effective as of the Effective Date. In the event any action is brought to enforce or interpret any of the terms and provisions of this Agreement, the "prevailing party" in such action shall be entitled to recover, as an element of costs of suit and not as damages, reasonable costs and expenses, including but not limited to taxable costs and reasonable attorneys' fees. Each of the undersigned shall have joint and several liability for each and every obligation set forth herein. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties and their successors and assigns agree to execute any and all documents reasonably advisable and/or necessary to effectuate the terms and intent of this Agreement. If any provision of this Agreement as applied to any party or circumstance shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the validity and enforceability of the Agreement as a whole. This Agreement shall be governed by the laws of the State of California.

        "Catellus"              CATELLUS DEVELOPMENT CORPORATION
                                a Delaware corporation

                                By /s/ Ana Maria Perez
                                  ------------------------------------------
                                  Its   Vice President
                                     ---------------------------------------

        "The Cheeks Trust"      THE CHEEK FAMILY TRUST "D" UDT MARCH 1, 1995

                                By      /s/ RICHARD D. CHEEK, TRUSTEE
                                  ------------------------------------------
                                        Richard D. Cheek, Trustee

                                By      /s/ ROBERT D. CHEEK, TRUSTEE
                                  ------------------------------------------
                                        Robert D. Cheek, Trustee

                                By      /s/ DANIEL S. CHEEK, TRUSTEE
                                  ------------------------------------------
                                        Daniel S. Cheek, Trustee

READ, APPROVED, and AGREED TO:

PAIRGAIN TECHNOLOGIES, INC.,
a Delaware corporation

By /s/ Charles W. McBrayer
  -----------------------------
  Its   CFO
      -------------------------



                                       2